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Exhibit 1.0

        No.348312

THE COMPANIES ACTS 1929 to 1985

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
(as amended by Special Resolution passed on 29th June, 1983)

AND

ARTICLES OF ASSOCIATION

(as adopted by Special Resolution passed on 10th March, 1989 and amended by Special Resolutions passed on 30th June, 1989,
27th March 1990, 6th March 1991, 25th February 1993,
5th January, 1994, 23rd February 1994, 15th February 1995,
5th February 1997, 23rd February 2000, 28th February 2002
and 13th January 2004)

OF

CARLTON COMMUNICATIONS Plc

(Incorporated the 11th day of January, 1939.
Reregistered as a public limited company
pursuant to the provisions of the Companies
Act 1980 on 10th July, 1981)

No.348312

THE COMPANIES ACTS 1929 TO 1985

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

(as amended by Special Resolution passed on 29th June, 1983)

— of —

CARLTON COMMUNICATIONS Plc*

1.
The name of the Company is Carlton Communications Plc*.

2.
The Company is to become a public company.

3.
The Registered Office of the Company will be situate in England.

4.
The objects for which the Company is established are:

(A)
To carry on the business of a holding company in all its branches, and to acquire by purchase, lease, concession, grant, licence or otherwise such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same; and to vary any of the involvements of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations; to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description, and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to co-ordinate the policy and administration of any companies of which the Company is a member or which are in any manner controlled by, or connected with the Company, and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders; and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

*
The Company was incorporated with the name, The Fleet Street Letter Limited and on 10th July 1981 was re-registered as a public limited company pursuant to the provisions of the Companies Act 1980 with the name The Fleet Street Letter P.L.C. On 24th February, 1983 the Company changed its name to its present name.

(B)
To carry on all or any of the following businesses: general merchants, exporters, importers, manufacturers, factors, hirers, mail order dealers, brokers and dealers both wholesale and retail in all articles of commercial, industrial, scientific, surgical, manufacturing, personal and household use and consumption, ornament, recreation and amusement, proprietors of shops, warehouses, workshops, garages and factories of all kinds, hotels, cafes, restaurants, houses, launderettes, flats, furnished and unfurnished rooms, holiday camps and chalets, financial agents and brokers, investment agents, insurance agents and brokers, builders, decorators, contractors, carpenters, joiners, civil, mechanical, heating, electrical, motor and general engineers, computer programmers, operators, analysts and designers, film and record producers, publishers, printers, stationers, theatrical agents, booking agents, chemists, grocers, greengrocers, tobacconists, confectioners, funeral directors, undertakers, bookmakers, caterers, consultants, haulage contractors, estate agents, hairdressers, photographers, security contractors, insulation contractors, detective agents, car hirers and shipping agents and to buy, sell, import, export, manufacture and deal in all kinds of goods, stores and equipment whether in connection with any of the above activities or otherwise and to act as agents for all purposes.

(C)
To carry any other trade or business whatsoever which can in the opinion of the Directors be advantageously carried on by the Company in connection with or as auxiliary to the general business of the Company.

(D)
To buy, sell, manufacture, repair, alter, improve, manipulate, prepare for market, let on hire, and generally deal in all kinds of plant, machinery, apparatus, tools, utensils, materials, produce, substances, articles and things for the purpose of any of the businesses specified herein, or likely to be required by customers or other persons having, or about to have, dealings with the Company.

(E)
To build, construct, maintain, alter, enlarge, pull down and remove or replace any buildings, shops, factories, offices, works, machinery, engines and to clear sites for the same or to join with any person, firm or company in doing any of the things aforesaid and to work, manage and control the same or join with others in so doing.

(F)
To enter into contracts, agreements and arrangements with any other company for the carrying out by such other company on behalf of the Company of any of the objects for which the Company is formed.

(G)
To acquire, undertake and carry on the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or possess, or which may seem to the Company capable of being conveniently carried on or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights, or any property suitable for the purposes of the Company.

(H)
To enter into any arrangements with any Government or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them, and to obtain from any such Government or authority any rights, privileges, and concessions which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(I)
To apply for, or join in applying for, purchase or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevet d'invention, licences, registered designs, protections and concessions, which may appear likely to be advantageously or useful to the Company, and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting and testing and making researches, and in improving or seeking to improve any patents, inventions or rights which the Company may acquire or propose to acquire.

(J)
To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise with any company, or with any employees of the Company, including in such case if thought fit the conferring of a participation in the management or its directorate, or with any company carrying on or engaged in any business or transaction capable of being conducted so as directly or indirectly to benefit the Company, and to give to any company special rights or privileges in connection with or control over this Company, and in particular the right to nominate one or more Directors of this Company. And to lend money to, guarantee the contracts of, or otherwise assist any such company, and to take or otherwise acquire shares or securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

(K)
To subsidise, and assist any persons or companies and to act as agents for the collection, receipt or payment of money and generally to act as agents for and render services to customers and others.

(L)
Either with or without the Company receiving any consideration or advantage, direct or indirect, from giving any such guarantee, to guarantee or otherwise provide security by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets present and future and uncalled capital or by both such methods or by any other means whatsoever the performance of the obligations and the payment of any moneys (including but not limited to capital or principal, premiums, dividends or interest, commissions, charges, discount and any costs or expenses relating thereto whether on any stocks, shares or securities or in any other manner whatsoever) by any company, firm or person including but not limited to any company which is for the time being the Company's holding company as defined by Section 154 of the Companies Act, 1948 or a subsidiary of the Company or of the Company's holding company as so defined or any company, firm or person who is for the time being a member or otherwise has any interest in the Company or is associated with the Company in any business or venture or any other person firm or company whatsoever. A guarantee shall also include any other obligation (whatever called) to pay, purchase, provide funds (whether by advance of money the purchase of or the subscription of shares or other securities, the purchase of assets or services, or otherwise) for the payment of or to indemnify against the consequences of default in the payment of or otherwise be responsible for any indebtedness of any other company firm or person.

(M)
To promote any company for the purpose of acquiring all or any of the property and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(N)
To pay out of the funds of the Company all expenses which the Company may lawfully pay of or incident to the formation, registration and advertising of or raising money for the Company, and the issue of its capital, or for contributing to or assisting any company either issuing or purchasing with a view to issue all or any part of the Company's capital in connection with the advertising or offering the same for sale or subscription, including brokerage and commissions for obtaining applications for or taking, placing or underwriting or procuring the underwriting of shares, debenture or debenture stock.

(O)
To remunerate any person, firm or company rendering service to the Company whether by cash payment or by the allotment to him or them of shares or securities of the Company credited as fully paid up in full or in part or otherwise.

(P)
Generally to purchase, take on lease or exchange, hire, or otherwise acquire any real or personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business.

(Q)
To receive money on deposit upon such terms as the Company may approve.

(R)
To invest and deal with the moneys of the Company in such manner as may from time be determined.

(S)
To lend money with or without security, but not to carry on the business of a registered money lender.

(T)
To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise charged upon all or any of the Company's property (both present and future), including its uncalled capital, and to purchase, redeem or pay off any such securities.

(U)
To remunerate any company for services rendered or to be rendered, in placing, or assisting to place, or guaranteeing the placing or procuring the underwriting of any of the shares or debentures, or other securities of the Company or of any company in which this Company may be interested or propose to be interested, or in or about the conduct of the business of the Company, whether by cash payment or by the allotment of shares, or securities of the Company credited as paid up in full or in part, or otherwise.

(V)
To subscribe for either absolutely or conditionally or otherwise acquire and hold shares, stocks, debentures, debenture stock or other obligations of any other company having objects altogether or in part similar to those of this Company.

(W)
To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of lading, warrants, debentures and other negotiable and transferable instruments.

(X)
To sell, lease, exchange, let on hire, or dispose of any real or personal property or the undertaking of the Company, or any part or parts thereof, for such consideration as the Company may think fit, and, in particular, for shares whether fully or partly paid up, debentures or securities of any other company, whether or not having objects altogether, or in part, similar to those of the Company, and to hold and retain any shares, debentures or securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of or turn to account or otherwise deal with all or any part of the property or rights of the Company.

(Y)
To adopt such means of making known the businesses and products of the Company as may seem expedient, and in particular by advertising in the Press, by circulars, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards and donations.

(Z)
To support, subscribe or contribute to any charitable or public object and any institution, society or club which may be for the benefit of the Company or its Directors, officers or employees, or the Directors, officers and employees of its predecessors in business or of any subsidiary, allied or associated company, or which may be connected with any town or place where the Company carries on business and to subsidise or assist any association of employers or employees or any trade association. To give pensions, gratuities, annuities or charitable aid to any person (including any Directors or former Directors) who may have served the Company or its predecessors in business or any subsidiary, allied or associated company or to the wives, children or other dependants or relatives of such persons, to make advance provision for the payment of such pensions, gratuities or annuities as aforesaid by establishing or acceding to such trusts schemes or arrangements (whether or not capable of approval by the Commissioners of Inland Revenue under any relevant legislation for the time being in force) as may seem expedient, to appoint trustees or to act as trustee of any such schemes or arrangements.

(AA)
To establish and contribute to any scheme for the purchase or subscription by trustees of shares in the Company to be held for the benefit of employees of the Company or its subsidiary and associated companies, and to lend money to such employees to enable them to purchase or subscribe for shares in the Company and to formulate and carry into effect any scheme for sharing the profits of the Company with such employees or any of them or for granting to such employees or any of them options to purchase and/or rights to subscribe for Shares in the Company.

(BB)
To obtain any Provisional Order or Act of Parliament for enabling the Company to carry any of its objects into effect or for effecting any modifications of the Company's constitution or for any other purposes which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(CC)
To establish, grant and take up agencies in any part of the world, and to do all such other things as the Company may deem conducive to the carrying on of the Company's business, either as principals, or agents, and to remunerate any persons in connection with the establishment or granting of such agencies upon such terms and conditions as the Company may think fit.

(DD)
To do all or any of the above things in any part of the world as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others and to procure the Company to be registered or recognised in any foreign country or place.

(EE)
To distribute any of the property of the Company in specie among the shareholders.

(FF)
To amalgamate with any other company having objects altogether or in part similar to those of this Company.

(GG)
To do all such other things as are incidental or conducive to the attainment of the above objects, or any of them.

        And it is hereby declared that the word "company" in this Clause shall be deemed to include any person or partnership or other body of persons whether domiciled in the United Kingdom or elsewhere, and words denoting the singular number only shall include the plural number and vice versa, and so that the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be regarded as independent objects, and in no way limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

5.
The liability of the Members is limited.

6.
The Share Capital of the Company is £100 divided into 100 Ordinary Shares of £1 each.*

*
At an Extraordinary General Meeting of the Company held on 10th September, 1979 the following Special Resolutions were passed:-

(a)
to redesignate the existing Ordinary Shares as "A" Ordinary Shares; and

(b)
to increase the authorised share capital to £1,000 by the creation of 500 "A" Ordinary Shares of £1 each and 400 "B" Ordinary Shares of £1 each.

        At an Extraordinary General Meeting of the Company held on 3rd December, 1979 a Special Resolution was passed redesignating 100 "A" Ordinary Shares of £1 each as 100 "B" Ordinary Shares of £1 each.

        At an Extraordinary General Meeting of the Company held on 22nd June 1981, a Special Resolution was passed to increase the authorised share capital to £50,000 by the creation of 24,500 "A" Ordinary Shares of £1 each and 24,500 "B" Ordinary Shares of £1 each.

        At an Extraordinary General Meeting of the Company held on 7th August 1981 the following Special Resolutions were passed:-

(a)
to convert each existing "A" Ordinary Share of £1 each and each existing "B" Ordinary Share of £1 each into one Ordinary Share of £1 each

(b)
to subdivide each Ordinary Share of £1 each into 20 Ordinary Shares of 5p each

(c)
to increase the authorised share capital of the Company to £250,000 by the creation of 4,000,000 Ordinary Shares of 5p each.

        At an Extraordinary General Meeting of the Company held on 24th February 1983, a Special Resolution was passed increasing the authorised share capital of the Company to £500,000 by the creation of 5,000,000 Ordinary Shares of 5p each.

        At an Extraordinary General Meeting of the Company held on 1st August 1983, an Ordinary Resolution was passed increasing the authorised share capital of the Company to £750,000 by the creation of 5,000,000 Ordinary Shares of 5p each.

        At an Extraordinary General Meeting of the Company held on 6th January 1984, an Ordinary Resolution was passed increasing the authorised share capital of the Company to £1,000,000 by the creation of 5,000,000 Ordinary Shares of 5p each.

        At an Extraordinary General Meeting of the Company held on 4th July 1984, an Ordinary Resolution was passed increasing the authorised share capital of the Company to £1,085,000 by the creation of 1,700,000 Ordinary Shares of 5p each.

        At an Annual General Meeting of the Company held on 27th February 1985, a Special Resolution was passed increasing the authorised share capital of the Company to £1,700,000 by the creation of 12,300,000 Ordinary Shares of 5p each.

        At an Extraordinary General Meeting of the Company held on 8th January 1987, a Special Resolution was passed increasing the authorised share capital of the Company to £2,500,000 by the creation of 16,000,000 Ordinary Shares of 5p each.

        At an Extraordinary General Meeting of the Company held on 24th June 1987, an Ordinary Resolution was passed increasing the authorised share capital of the Company to £4,500,000 by the creation of 40,000,000 Ordinary Shares of 5p each.

        At an Annual General Meeting of the Company held on 1st March 1988, an Ordinary Resolution was passed increasing the authorised share capital of the Company to £5,000,000 by the creation of 10,000,000 Ordinary Shares of 5p each.

        At an Extraordinary General Meeting of the Company held on 7th October 1988, a Special Resolution was passed increasing the authorised share capital of the Company to £9,500,000 by the creation of 90,000,000 Ordinary shares of 5p each.

        At an Extraordinary General Meeting of the Company held on 7th October 1988, a Special Resolution was passed increasing the authorised share capital of the Company to £22,100,000 by the creation of an additional 82,000,000 new Ordinary shares of 5p each in the capital of the Company ranking pari passu in all respects with the existing Ordinary shares of 5p each in the capital of the Company and 170,000,000 6.5p (net) Cumulative Convertible Redeemable Preference shares of 5p each in the capital of the Company having the rights and being subject to the restrictions set out in the Articles of Association as amended by that Resolution.

        At an Extraordinary General Meeting of the Company held on 5th January, 1994, a Special Resolution was passed increasing the authorised share capital of the Company to £35,650,000 and US$150,000 by the creation of an additional 51,000,000 new Ordinary shares of 5p each ranking pari passu in all respects with the existing Ordinary shares of 5p each in the capital of the Company; 220,000,000 new 5.5p (net) cumulative convertible preference shares of 5p each in the capital of the Company having the rights and being subject to the restrictions set out in the Articles of Association as amended by that Resolution and 15,000,000 dollar denominated redeemable preference shares of US$0.01 each par value having the rights and being subject to restrictions set out in the Articles of Association, as amended by special resolution passed on 5th January, 1994.

        At an Annual General Meeting of the Company held on 20th February 1996, an Ordinary Resolution was passed increasing the authorised share capital of the Company from £35,650,000 to £69,500,000 by the creation of 677,000,000 Ordinary shares of 5p each.

        At an Annual General Meeting of the Company held on 28th February 2002, a Special Resolution was passed reclassifying the remaining 12,782,752 authorised but unissued 5.5p (net) Cumulative Convertible Preference shares of 5 pence each into 12,782,752 Ordinary shares of 5 pence each.

        WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Shares taken by each Subscriber

RODERICK EDWARD WALKER Articled Clerk with Biddle Thorne Welsford & Gait 22 Aldermanbury London EC2	One
J KETTLE Articled Clerk with Biddle Thorne Welsford & Gait 22 Aldermanbury London EC2	One

DATED this 5th day of January 1939

WITNESS to the above Signatures:-

W. O'NEILL
Managing Clerk to Biddle & Co.
22 Aldermanbury
London E.C.2.

Solicitors

THE COMPANIES ACTS 1929 TO 1985

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

CARLTON COMMUNICATIONS Plc

(as adopted by Special Resolution passed on 10th March, 1989 and amended by Special Resolutions passed on 30th June, 1989
27th March 1990, 6th March, 1991, 25th February, 1993,
5th January, 1994, 23rd February, 1994, 15th February 1995,
5th February 1997, 23rd February 2000, 28th February 2002
and 13th January 2004)

INDEX

TO

ARTICLES OF ASSOCIATION

MATTER	ARTICLE NUMBER
Accounts	145–146
Bills, Notes, Cheques and Receipts	151
Capitalisation of Profits	143
Destruction of Documents	158
Directors	84–88
Alternate	89–90
Borrowing Powers	104–108
Disqualification	109
Local Management	103
Managing and Executive	91–94
Powers and Duties	95–101
Proceedings	120–128
Retirement, Election and Appointment	110–119
Dividends	131–142
Division of Assets in specie	159
Forfeiture and Lien	23–32
General Meetings	52–74
Increase and Reduction of Capital	49–51
Indemnity	161
Notices	152–156
Preliminary	1–2
President	102
Provision for Employees	160
Record Dates	144
Reserves	130
Seals	147–150
Secretary	129

Share Capital	3–10
Calls on Shares	16–22
Certificates	11–15
Consolidation and sub-division	42–44
Conversion of Shares into Stock	45–48
Share Warrants	48A
Transfer of Shares	33–38
Transmission of Shares	39–41
Untraced Members	157
Variation of Rights	82–83
Voting	75–81

THE COMPANIES ACT 1929
and
THE COMPANIES ACT 1985

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
OF
CARLTON COMMUNICATIONS Plc

(as adopted by Special Resolution passed on 10th March, 1989 and amended by Special Resolutions passed on 30th June, 1989,
27th March, 1990, 6th March, 1991, 25th February, 1993,
5th January, 1994, 23rd February, 1994, 15th February 1995,
5th February 1997, 23rd February 2000, 28th February 2002
and 13th January 2004)

PART I.—PRELIMINARY

Interpretation

1.    The headings hereto shall not affect the construction hereof, and in these Articles unless there be something in the subject or context inconsistent therewith:-

  "The Act" means the Companies Act 1985 and every statutory modification or re-enactment thereof for the time being in force.

  "Address" in relation to electronic communications, includes any number of addresses used for the purpose of such communications.

  "These Articles" means these Articles of Association or other the articles of association of the Company from time to time in force.

  "The Auditors" means the Auditors for the time being of the Company.

  "The Board" means the Board of Directors of the Company or the Directors present at a duly convened meeting of the Directors at which a quorum is present.

  "certificated" means, in relation to a share, a share which is recorded in the Register as being held in certificated form.

  "The Directors" means the Directors for the time being of the Company.

  "Dividend" includes bonus.

  "Electronic signature" means anything in electronic form which the directors require to be included with an electronic communication to establish the authenticity or integrity of the communication.

  "In writing" and "written" includes printing, lithography and other modes of representing and reproducing words in a permanently visible form including by way of electronic communications where specifically provided for in a particular article or where permitted by the directors in their absolute discretion.

  "Legislation" means every statute (and any orders, regulations or other subordinate legislation made under it) applying to the Company.

  "Month" means calendar month.

  "The Office" means the registered office for the time being of the Company.

  "Paid-up" includes credited as paid up.

  "The Register" means the Register of Members to be kept pursuant to Section 352 of the Act.

  "Secretary" includes an assistant or deputy secretary, and any person appointed by the Directors to perform the duties of the Secretary.

  "The Transfer Office" means the office at which the Register is kept for the time being.

  "The United Kingdom" means the United Kingdom of Great Britain and Northern Ireland.

  "The Uncertificated Securities Regulations" means the Uncertificated Securities Regulations 1995 including any statutory modification or re-enactment for the time being in force.

  "uncertificated" means, in relation to a share, a share title to which is recorded in the Register as being held in uncertificated form and, by virtue of The Uncertificated Securities Regulations, may be transferred by means of a relevant system.

  References in these articles to a document being "signed" or to "signature" include references to its being executed under hand or under seal or by any other method and in the case of an electronic communication, are to its bearing an electronic signature.

  Words importing the singular number only include the plural number and vice versa.

  Words importing the masculine gender only include the feminine gender.

  Words importing persons include corporations.

  Words and expressions defined in the Act shall, unless the context otherwise requires, have the same meanings in these Articles. The expressions "Operator", "participating issuer", "participating security" and "relevant system" defined in The Uncertificated Securities Regulations shall have the same meanings in these Articles.

Table "A" not to apply

2.    None of the regulations contained in Table "A" in the Schedule to the Companies (Tables A to F) Regulations 1985 as amended from time to time shall apply to the Company except so far as embodied in any of the following Articles, which shall be the regulations for the management of the Company.

PART II.—SHARE CAPITAL

**3.    The capital of the Company at the date of adoption of this Article is £69,500,000 being divided into 1,221,244,098 Ordinary shares of 5p each ("Ordinary shares") and 168,755,902 6.5p (net) Cumulative Convertible Redeemable Preference shares of 5p each ("Convertible Preference shares") and US$150,000 divided into 15,000,000 dollar-denominated redeemable preference shares of US$0.01 each par value (the "Dollar preference shares").

        The Convertible Preference shares shall have the following rights:

  (A)
  Income

    The Convertible Preference shares shall confer upon the holders thereof the right, in priority to any payment of dividend on any other class of shares, to receive out of the profits of the Company available for distribution and resolved to be distributed a fixed cumulative preferential dividend ("the Convertible Dividend") of 6.5p per share (net of any associated tax credit) per annum to be payable half yearly in equal instalments on 1st January and 1st July in every year in respect of the six month periods ending on those respective dates (provided that the first such dividend shall be payable on 1st January, 1990 and shall be paid on a pro rata basis in respect of the period from the date of first issue of any of the Convertible Preference shares). Payments of Convertible Dividends shall be made to holders on the Register at any date up to 42 days prior to the relevant fixed dividend date. Subject to the foregoing, the Convertible Preference shares shall not confer upon the holders any further right to participate in the profits of the Company available for distribution.

**
Amended by Special Resolution passed on 5th January, 1994. At an Annual General Meeting of the Company held on 20th February 1996, an Ordinary Resolution was passed increasing the authorised share capital of the Company from £35,650,000 to £69,500,000 by the creation of 677,000,000 Ordinary shares of 5p each.

(B)
Capital

    In the event of a winding up of the Company or other return of capital (except on conversion, redemption or purchase of the Convertible Preference shares) the assets of the Company available for distribution among the members shall be applied in the following manner and order of priority:

    (1)
    firstly, in paying to the holders of the Convertible Preference shares (other than any Convertible Preference shares in respect of which the right of election referred to in sub-paragraph (D)(10)(d) shall have been duly exercised ("elected shares")):

    (a)
    a sum equal to the capital paid up or credited as fully paid up on the Convertible Preference shares held by them respectively;

    (b)
    a premium of 95p per share; and

    (c)
    all arrears and accruals of the Convertible Dividend (whether or not earned or declared) calculated down to and including the relevant date.

      The "relevant date" shall mean in the case of a return of assets on a winding up by the Court the date of the Order of the Court giving effect to such winding up and in any other case the date of the resolution to wind up the Company which gives rise to the return of assets;

    (2)
    secondly, in paying any surplus to the holders of the Ordinary shares and the elected shares pari passu and rateably the amount paid up or credited as paid up on such shares held by them respectively; and

    (3)
    thirdly, in paying to the holders of the Convertible Preference shares, the Ordinary shares and the elected shares pari passu and rateably (subject as set out below) in proportion to, (a) in the case of the Ordinary shares the amounts paid up or credited as paid up on such shares and (b) in the case of the elected shares the amounts paid up or credited as paid up on the Ordinary shares arising on the deemed conversion provided for by sub-paragraph (D)(10)(d) below and (c) in the case of the Convertible Preference shares not being elected shares, to the extent the assets available for distribution to members exceeds £5,000,000,000 the amounts which would have been paid up or credited as paid up on the Ordinary shares which would have arisen if such Convertible Preference shares had carried the right to convert such Convertible Preference shares into fully paid Ordinary share capital of the Company at the rate of 5p nominal of Ordinary share capital for every £1,000 nominal of Convertible Preference share capital and such right had been exercisable and exercised in full immediately prior to the commencement of the winding up.

  (C)
  Purchase and redemption

  (1)
  Subject to the provisions of the Act the Company may at any time purchase Convertible Preference shares (a) in the market, or (b) by tender (available to all holders of Convertible Preference shares alike), or (c) by private treaty, in each case at a price (exclusive of expenses) which shall not exceed the average of the middle market quotations therefor (based on The Stock Exchange Daily Official List) during the period of ten business days immediately prior to the date of such purchase, or, in the case of a purchase on The Stock Exchange, at the market price thereof (provided that such market price is not more than five per cent above such average) but not otherwise.

  (2)
  The Company shall, subject to the provisions of the Act, redeem on 30th April, 2010 (or as soon thereafter as the Company shall be able to comply with the provisions of the Act) all the Convertible Preference shares (if any) in issue on that date and the Company may, at its option, redeem on 30th April, 2005 or if later the day after the Conversion Period in the year 2005 ends and on 30th April in each of the years 2006 to 2010 inclusive all or part (rateably to all holders of Convertible Preference shares at such time) of the Convertible Preference shares (if any) in issue on the relevant date, and the amount payable on redemption thereof in any of such cases shall be the amount paid up or credited as paid up thereon together with a premium of 95p per share and an amount equal to any arrears or accruals of the Convertible Dividend (whether or not earned or declared) calculated, subject to paragraph (C)(4) of this Article, down to and including the date fixed for redemption.

  (3)
  The Company shall give to the holders of any Convertible Preference shares to be redeemed not less than 28 days' prior written notice of the date fixed for redemption. Any such notice shall specify the place at which the certificates for certificated Convertible Preference shares are to be presented for redemption and the procedures for redeeming certificated and uncertificated Convertible Preference shares. Upon the date fixed for redemption each of the holders of certificated Convertible Preference shares shall be bound to deliver to the Company at the place specified in the redemption notice the certificates for those shares in order that the same may be cancelled and upon such delivery the Company shall pay to each holder the amount due in respect of such redemption and if applicable shall deliver a new certificate for the balance of any certificated Convertible Preference shares comprised in the certificates surrendered by him and not redeemed. Upon the date fixed for redemption each of the holders of uncertificated Convertible Preference shares shall comply with the procedure for redeeming those shares determined by the Directors and described in the notice of redemption. After a holder has complied with such procedure the Company shall pay to the holder the amount due in respect of the redemption of his shares by such method as the Directors decide.

    (4)
    At any time fixed for redemption of any of the Convertible Preference shares, the dividend thereon shall cease to accrue on such shares unless, in the case of certificated Convertible Preference shares upon the presentation of the certificate relating thereto, payment of the redemption moneys is refused or in the case of uncertificated Convertible Preference shares the procedure described in the notice of redemption has been complied with and payment of the redemption moneys is refused.

    (5)
    Upon the redemption of any Convertible Preference shares pursuant to this paragraph (C) the Directors may convert and sub-divide the authorised Convertible Preference share capital created as a consequence of such redemption into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount as the shares of such class then in issue or into unclassified shares of the same aggregate nominal amount as that of the Convertible Preference shares so redeemed.

  (D)
  Conversion

  (1)
  Subject as hereinafter provided each holder of the Convertible Preference shares shall be entitled at the time and in the manner set out in this paragraph (D) to convert all or any of his Convertible Preference shares into fully paid Ordinary shares of 5p each of the Company on the basis (subject to adjustment under sub-paragraph (9) or (10) below) of 10.3359 Ordinary shares for every 100 Convertible Preference shares ("the Conversion Rate"). For the purpose of calculating the number of Ordinary shares of 5p each of the Company a holder is, or joint holders are, entitled to on conversion, holdings of the holder or joint holders of certificated Convertible Preference shares and uncertificated Convertible Preference shares are to be treated as separate holdings unless the Board otherwise decides.

  (2)
  For the purpose of the following provisions of this paragraph (D), a "Conversion Date" shall, except where sub-paragraph (12) below applies, be 31st March in the year 1991 and in each of the following years up to and including the year 2005 unless in any of such years the accounts of the Company for its last preceding accounting period shall not have been audited and sent to the holders of the Convertible Preference shares by 1st March in such year, in which case the Conversion Date for that year shall be the date 28 days after the date on which the accounts are so despatched.

  (3)
  The right to convert certificated Convertible Preference shares shall be exercisable on any Conversion Date by completing the Conversion Notice and delivering the same to the Registrars for the time being of the Company at any time during the period of 28 days ending on the Conversion Date or where sub-paragraph (12) below applies, during the period there specified (any such period being hereinafter called a "Conversion Period") together with such other evidence, if any, as the Board may reasonably require to prove the title of the person exercising such right. The right to convert uncertificated Convertible Preference shares shall be exercisable on any Conversion Date by sending and the Company (or such other person as it may nominate) receiving a Conversion Notice at any time during the Conversion Period in accordance with the procedure prescribed by the Board from time to time. A Conversion Notice, once given, may not be withdrawn without the consent in writing of the Company. For the purpose of this paragraph (D), "Conversion Notice" means:

  (a)
  in the case of certificated Convertible Preference shares, the notice of conversion endorsed on the certificate relating to the Convertible Preference shares to be converted or a notice in such other form as may from time to time be prescribed by the Board in lieu thereof; or

      (b)
      in the case of uncertificated Convertible Preference shares, an instruction sent by means of a relevant system in such form as may from time to time be prescribed by the Board.

      The Company shall give to the holders of the Convertible Preference shares notice in writing not less than 28 nor more than 56 days prior to each Conversion Date or, where sub-paragraph (12) below applies, at the time there specified, reminding or, as the case may be, informing them of their right to convert. Such notice shall give the name and address of the Registrars of the Company and the procedures for converting certificated and uncertificated Convertible Preference shares into Ordinary shares and shall also, if the Board have prescribed a form of Conversion Notice for certificated Convertible Preference shares different from that endorsed on the relative certificate, be accompanied by a copy of the Conversion Notice so prescribed.

    (4)
    The Convertible Dividend on any Convertible Preference shares converted shall cease to accrue with effect from 1st January last preceding the relevant Conversion Date. The Ordinary shares arising on such conversion shall be credited as fully paid and rank pari passu in all respects with the Ordinary shares then in issue and shall entitle the holder to all dividends and (unless any adjustment shall have been made under sub-paragraph (9) or (10) below in respect thereof) other distributions payable on the Ordinary shares of the Company in or in respect of the accounting period in which the Conversion Date falls (not being dividends in respect of any earlier accounting period).

    (5)
    Unless the Board otherwise decides, uncertificated Convertible Preference shares will be converted into uncertificated Ordinary shares and certificated Convertible Preference shares will be converted into certificated Ordinary shares. The allotment of Ordinary shares shall be made within 28 days after conversion. In the case of certificated Convertible Preference shares the Company shall forward to each holder free of charge, the definitive certificate for the appropriate amount of fully paid Ordinary share capital and a new certificate for any unconverted certificated Convertible Preference shares comprised in the certificate surrendered by him and if appropriate a cheque in respect of any fractional entitlement. In the meantime, transfers of certificated Ordinary shares will be certified against the Register.

    (6)
    In the event that immediately after the expiry of any Conversion Period 75 per cent or more of the Convertible Preference shares shall have been converted or purchased by the Company pursuant to paragraph (C)(1) above, the Company shall be entitled by not more than 42 days' and not less than 28 days' notice in writing, given not later than 28 days after the expiry of that or any subsequent Conversion Period, to require all holders of the Convertible Preference shares either: (a) to convert, on the expiry of such notice, all of their Convertible Preference shares into Ordinary shares on the basis of conversion applicable at the commencement of such Conversion Period after making any appropriate adjustment pursuant to sub-paragraph (9) or (10) below or (b) to agree to early redemption of such Convertible Preference shares on the expiry of such notice and requiring holders to elect whether to convert or agree to redeem by notice to the Company within 14 days after receipt of notice from the Company. Upon the expiry of the period of 14 days after the said notice the holders of the Convertible Preference shares who shall not have elected for redemption shall be treated as having exercised the right to convert in respect of all their Convertible Preference shares on the basis aforesaid, and the provisions of this paragraph (D) relating to conversion shall mutatis mutandis apply as if the date of such expiry were the last day of the Conversion Period concerned. In the case of those holders who have served notice upon the Company agreeing to early redemption the provisions of paragraph (C) above (other than paragraph (C)(1)) shall mutatis mutandis apply save that the Company shall be obliged to redeem such shares in such manner as may be permitted by the Act.

    (7)
    The Company shall use all reasonable endeavours to ensure that all the Ordinary shares arising from conversion are admitted to the Official List by the Council of The Stock Exchange.

    (8)
    Conversion of such Convertible Preference shares as from time to time are due to be converted as aforesaid may be effected in such manner as the Board shall from time to time determine (subject to the provisions of the Act) and without prejudice to the generality of the foregoing may be effected by the redemption of the Convertible Preference shares involving the repayment of the amount paid up or credited as paid up thereon together with a premium of 95p per share. In the case of a conversion effected by means of the redemption of Convertible Preference shares the Board may effect redemption of the relevant Convertible Preference shares out of the profits of the Company which would otherwise be available for distribution, out of the proceeds of a fresh issue of shares made for the purpose of such redemption or in any other manner for the time being permitted by law. In the case of redemption out of such profits any Conversion Notice given by a holder of Convertible Preference shares shall be deemed irrevocably to authorise and instruct the Board to retain the redemption moneys otherwise payable to the holder of the Convertible Preference shares to be converted and to apply the whole of such moneys in subscribing (on such holder's behalf) for the appropriate nominal amount of fully paid Ordinary share capital (having regard to the applicable Conversion Rate) at such premium (if any) as shall represent the amount by which the redemption moneys exceed the nominal amount of the ordinary share capital to be subscribed. In the case of redemption out of the proceeds of a fresh issue of shares the Conversion Notice of any holder of Convertible Preference shares shall be deemed irrevocably to authorise and instruct the Board to arrange for the issue of the appropriate nominal amount of ordinary share capital to a person selected by the Board as agent for such holder on terms that such person will:

    (a)
    subscribe for such Ordinary share capital (having regard to the applicable Conversion Rate) at par or at such premium as shall be necessary to provide the redemption moneys for redemption of the relevant Convertible Preference shares at the price of 100p per share;

    (b)
    renounce the allotment of such Ordinary share capital in favour of the holder of the relevant Convertible Preference shares against payment to such subscriber by the Company of the redemption moneys in respect of the Convertible Preference shares to be redeemed.

      The Directors may determine to effect conversion by means of consolidation and sub-division, in such case, the requisite consolidation and sub-division shall be effected pursuant to the authority given by the passing of the resolution to create the Convertible Preference shares by consolidating into one share all the Convertible Preference shares at any Conversion Date held by any holder or joint holders which are the subject of a Conversion Notice and sub-dividing such consolidated share into shares of 5p each (or such other nominal amount as may be appropriate as a result of any consolidation or sub-division of Ordinary shares), of which 10.3359 shares for each 500p nominal amount of the consolidated share (or such other number of shares as may be appropriate as a result of any adjustment pursuant to sub-paragraph (9) or (10) below) shall be Ordinary shares (and so in proportion for any other nominal amount of the consolidated share, fractional entitlements being disregarded) and the balance of such shares (including any fractions) shall be Non-voting Deferred shares having the rights set out in this sub-paragraph (8).

      In the case of a conversion effected by means of consolidation and sub-division as provided in this sub-paragraph (8), the Non-voting Deferred shares arising as a result thereof shall be issued in certificated form and on a return of assets in a winding up shall entitle the holder only to the repayment of 1p in respect of his entire holding thereof and shall not entitle the holder to the payment of any dividend nor to receive notice of or attend or vote at any General Meeting of the Company. Such conversion shall be deemed to confer irrevocable authority on the Company at any time thereafter to appoint any person to execute on behalf of the holders of such shares a transfer thereof, and/or an agreement to transfer the same, to such person as the Company may determine as custodian thereof and/or purchase the same (in accordance with the provisions of the Statutes) in any such case for not more than 1p for all the said shares without obtaining the sanction of the holder or holders thereof and pending such transfer and/or purchase to retain the certificate for such shares. The Company may at its option at any time after the creation of any Non-voting Deferred shares pursuant to this sub-paragraph (8) redeem all of such Non-voting Deferred shares then in issue in such manner as may be permitted by law, at a price not exceeding 1p for all such Non-voting Deferred shares, at any time without giving the registered holders of such shares notice of its intention so to do.

      The share capital resulting from any redemption pursuant to this sub-paragraph (8) shall, by virtue of this sub-paragraph, become Ordinary shares each of a like nominal amount as any Ordinary share then forming part of the issued share capital of the Company (and any necessary sub-division or consolidation, as the case may be, is hereby authorised and directed) and the Directors shall have the power to issue Ordinary shares of such nominal amount in anticipation of such redemption to the extent permitted by the Statutes.

      Any allotment of ordinary share capital pursuant to this sub-paragraph (8) shall be made 14 days after the relevant Conversion Date.

    (9)
    Upon any allotment of fully paid ordinary share capital pursuant to a capitalisation of profits or reserves to Ordinary shareholders on the Register on or prior to the last Conversion Date, the nominal amount of ordinary share capital to be issued in respect of Convertible Preference shares converted on any Conversion Date being or following the record date of such allotment shall be increased in due proportion. Holders of Convertible Preference shares shall be notified within 28 days of any change in the basis of conversion.

    (10)
    So long as any Convertible Preference shares remain capable of being converted into Ordinary shares, then:

    (a)
    if the Company makes any offer by way of rights to holders of its Ordinary shares, or of securities convertible into Ordinary shares for which a listing on The Stock Exchange or any other recognised stock exchange is obtained (the shares so offered being hereinafter referred to as the "New shares") the Company may (by resolution of the Board) determine immediately prior to the making of each such offer which of the following provisions shall apply, namely:

    (i)
    that the Company shall at the same time make a like offer to each holder of Convertible Preference shares as if his conversion rights had been exercisable and exercised in full and as if the Conversion Date for such conversion had been immediately prior to the record date for such offer; or

        (ii)
        that the rate of conversion then applicable shall be adjusted so that the nominal amount of ordinary share capital issued in respect of every 500p nominal of Convertible Preference share capital converted (and pro rata for any other amount) shall be increased by an amount equal to:

A × C B + C

          where:

          (1)
          A equals the nominal amount of the New shares (including any fraction of a New share) which would have been offered to a holder of 500p nominal of Converted Preference share capital had his conversion rights been exercisable and exercised in full immediately before the record date of such offer at the rate of conversion then applicable;

          (2)
          B equals the price per share at which the New shares are being offered to the holders of the ordinary share capital of the Company; and

          (3)
          C equals the average of the middle market quotations (derived from The Stock Exchange Daily Official List) for the New shares nil paid during the period in which the New shares are dealt in on The Stock Exchange nil paid.

            Holders of Convertible Preference shares shall be notified within 28 days of any such adjustment to the basis of conversion;

      (b)
      if the Company shall fail to make a determination pursuant to sub-paragraph (10)(a) above immediately prior to the making of any offer as aforesaid the provisions of sub-paragraph (10)(a)(ii) above shall apply;

      (c)
      if any offer or invitation (not being an offer falling within sub-paragraph (10)(a) above or (12) below) is made or extended to the holders of the Ordinary shares the Company shall, so far as it is able, procure that a like offer or invitation is made or extended at the same time to each holder of Convertible Preference shares as if his conversion rights had been exercisable and exercised in full and as if the Conversion Date for such conversion had been immediately prior to the record date for such offer or invitation at the Conversion Rate then applicable; and

      (d)
      if the Company is placed in liquidation the Company shall forthwith give notice thereof in writing to all holders of Convertible Preference shares, and each such holder of Convertible Preference shares shall in respect of all or any of his Convertible Preference shares be entitled within 42 days after the date of the resolution for winding up the Company or (as the case may be) after the date of the Order of the Court for such winding up by notice in writing to the Company to elect to be treated as if his conversion rights had been exercisable and had been exercised in full prior to the commencement of such winding up and as if the Conversion Date for such conversion had been immediately prior to such commencement, and in that event he shall be entitled to be paid in satisfaction of the amount due in respect of such of his Convertible Preference shares as are to be treated as if converted a sum equal to the amount to which he would have become entitled in such liquidation if he had been the holder of the Ordinary shares to which he would have become entitled by virtue of such conversion, and he shall not be entitled to be paid any arrears, deficiency or accrual of the Convertible Dividend on such Convertible Preference shares whether or not such dividend has been earned or has become due and payable. At the expiration of the said period of six weeks, any outstanding Convertible Preference shares shall cease to be capable of conversion.

    (11)
    If any fractions of Ordinary shares shall arise on conversion of Convertible Preference shares, the shares representing fractions will (if arrangements can be so made) be sold at the best price reasonably obtainable and the net proceeds of sale will be distributed pro rata among the persons entitled thereto unless such net proceeds amount to less than £2.50 in respect of any one holding in which case they will not be so distributed but will be retained for the benefit of the Company. For the purpose of implementing the provisions of this sub-paragraph (11) the Board may appoint a person to transfer or renounce on behalf of persons entitled to any such fractions and generally may make all arrangements which appear to the Board necessary or appropriate for the settlement and disposal of fractional entitlements.

    (12)
    If prior to the final Conversion Date an offer is made to the holders of Ordinary shares or all such shareholders other than the offeror and/or any associate of the offeror (as defined in Section 430E of the Act) to acquire the whole or any part of the issued ordinary share capital of the Company or if any person proposes a scheme of arrangement with regard to such acquisition and the Company becomes aware (in either case) that the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a General Meeting of the Company has or will become vested in the offeror and/or such associates as aforesaid, the Company shall give written notice thereof (which shall include notice of all or any prior adjustments to the rate of conversion made pursuant hereto) to all holders of Convertible Preference shares within 28 days of it becoming so aware and each such holder shall be entitled within the period of 42 days from the date of such notice to convert any or all of his Convertible Preference shares into fully paid Ordinary shares on the basis and in the manner specified above except that the Conversion Date in respect of any particular Convertible Preference share shall be the day on which the Company shall have received a Conversion Notice in relation to that share as adjusted, if appropriate, hereunder. The Convertible Dividend shall accrue up to such Conversion Date and shall cease to accrue thereafter.

    (13)
    Any Convertible Preference shares outstanding after the last Conversion Date shall be automatically redesignated as "6.5p (net) Cumulative Redeemable Preference shares of 5p each."

  (E)
  Voting

    The Convertible Preference shares shall confer on the holders the right to receive notice of and to attend all General Meetings of the Company but shall only confer the right to speak or vote at any such meeting if the business of the meeting includes the consideration of a resolution for winding up the Company or any resolution modifying, varying, or abrogating any of the rights or privileges attaching to the Convertible Preference shares (in either of which cases such holders shall be entitled to vote only on such resolution) or if at the date of the notice convening the meeting:

    (1)
    the Convertible Dividend is six months or more in arrears after any date fixed for payment thereof; or

    (2)
    any Convertible Preference shares required to be redeemed by the Company under paragraphs (C) or (D) hereof have not been redeemed on the due date or on a date subsequent thereto but prior to the date of the notice convening the meeting.

    Upon any resolution upon which the holders of the Convertible Preference shares are entitled to vote, each such holder present in person shall on a show of hands have one vote and on a poll each such holder present in person or by proxy shall have one vote in respect of each Ordinary share which the Convertible Preference share(s) registered in the name of such holder would have been converted into had conversion taken place at the Conversion Rate prevailing immediately prior to the date of the notice convening the General Meeting at which the resolution is proposed.

  (F)
  Restrictions

    So long as any Convertible Preference shares remain capable of being converted into ordinary share capital the following provisions shall apply unless the Company shall have obtained the consent in writing of the holder or holders of three-fourths in nominal value of the Convertible Preference shares then in issue or the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the Convertible Preference shares.

    (1)
    The Company shall not:

    (a)
    distribute to its members capital profits (whether realised or not) or capital reserves or profits or reserves arising after the date of the first issue of the Convertible Preference shares from a distribution of capital profits (whether realised or not) or capital reserves by a subsidiary except by means of a capitalisation issue permitted under sub-paragraph (F)(1)(b) below; for this purpose insofar as the relevant audited accounts do not distinguish between capital and revenue profits or reserves, the Company shall be entitled to rely upon a written opinion by the auditors as to the extent to which any part of any profit or reserve should be regarded as capital; or

    (b)
    capitalise profits or reserves except by way of capitalisation issue made available only to the holders of its ordinary share capital in the form of fully paid ordinary share capital (and, if there shall be outstanding pursuant to sub-paragraph (F)(2) below any equity share capital of a class other than the ordinary share capital, to holders of share capital of that class in the form of fully paid equity share capital of that class or of fully paid ordinary share capital); or

    (c)
    make an offer or invitation to the holders of ordinary share capital of or allot any shares in pursuance of a capitalisation issue during a Conversion Period or by reference to a record date occurring during a Conversion Period or, following a Conversion Period, by reference to a record date prior to such Conversion Period.

    (2)
    The Company shall not permit any equity share capital (as defined in the Act) to be in issue which is not in all respects uniform with a class of shares of the Company in issue or authorised to be issued on the date of adoption of this Article save:

    (i)
    as to the date from which such capital shall rank for dividend; or

    (ii)
    for equity share capital issued in connection with or pursuant to any employees' share scheme (as defined in the Act); or

    (iii)
    for equity share capital which has attached thereto rights as to dividend, capital and voting which in no respect are more favourable than those attached to a class of shares of the Company in issue or authorised to be issued on the date of adoption of this Article; or

    (iv)
    for equity share capital issued pursuant to an offer or invitation which is extended to the holders of Convertible Preference shares pursuant to sub-paragraphs (D)(10)(a) or (D)(10)(c); or

      (v)
      for shares which are only comprised in the Company's equity share capital because as regards capital such shares carry a right to participate beyond a specified amount in a distribution occurring while such shares remain capable of conversion by the holders thereof as if the same had been converted.

    (3)
    No resolution shall be passed for reducing the share capital of the Company (without its replacement by similar issued share capital of the Company) or any uncalled liability thereon or the amount, if any, for the time being standing to the credit of any share premium account or capital redemption reserve in any manner for which the confirmation of the Court would be required pursuant to the Act unless the reduction does not involve either (a) the diminution of liability in respect of unpaid share capital or (b) the payment to any shareholder of any paid up share capital or amounts standing to the credit of share premium account or capital redemption reserve.

    (4)
    The Company shall not do any act or thing resulting in an adjustment of the Conversion Rate if in consequence such rate would involve the issue of ordinary share capital at a discount.

    (5)
    The Company shall not change its accounting reference date unless it shall also make such consequential changes (if any) in the dividend and conversion rights as the Auditors, in their sole discretion, may think fair and reasonable to avoid prejudicing such rights; the Company shall forthwith give written notice of any such changes to the holders of the Convertible Preference shares.

    (6)
    The Company shall procure that at all times prior to the final Conversion Date there shall be sufficient unissued ordinary share capital available for the purposes of effecting conversion of all outstanding Convertible Preference shares.

    (7)
    The Company shall send to each holder of Convertible Preference shares a copy of every document despatched to the holders of Ordinary shares contemporaneously with such despatch.

  (G)
  Issue of further shares

  (1)
  No further share capital of the Company ranking as regards participation in the profits or assets of the Company in priority to the Convertible Preference shares shall be created or issued without the consent of the holders of the Convertible Preference shares given in writing by the holder or holders of three-fourths in nominal value of the Convertible Preference shares then in issue or the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the Convertible Preference shares.

  (2)
  Subject to the provisions of paragraph (F) the Company may from time to time create and issue further shares ranking as regards participation in the profits and assets of the Company pari passu with the Convertible Preference shares and so that any such further shares may either carry as regards participation in the profits and assets of the Company, rights and restrictions identical in all respects with the Convertible Preference shares or rights and restrictions differing therefrom in any respect including, but without prejudice to the generality of the foregoing; (a) as to the rate or amount of dividend payable thereon, (b) as to the date from which they shall rank for dividend and/or the dates for payment of dividend thereon, (c) as to the amount of any premium on a return of assets (whether on a winding up of the Company or otherwise), (d) as to redemption, or (e) as to the rate of conversion into Ordinary shares.

  (H)
  Fully paid shares

    No Convertible Preference shares shall be issued otherwise than fully paid or credited as fully paid.

  (I)
  General

  (1)
  If any date specified for the payment of the Convertible Dividend or for the redemption or conversion of any Convertible Preference shares pursuant to this Article would otherwise fall on a Saturday, Sunday or day which is a public holiday in England, such date shall be the next following business day.

  (2)
  The quorum for any meeting of the holders of the Convertible Preference shares shall be two holders of Convertible Preference shares present in person or by proxy and Article 83 shall be altered to that extent in respect only of the Convertible Preference shares.

  3A.    The Dollar preference shares shall confer the rights and be subject to the restrictions set out in this Article 3A and shall also confer such further rights (not being inconsistent with the rights set out in this Article 3A) as may be attached by the Directors to any series of such shares in accordance with this Article 3A prior to allotment of such series and in particular (but without prejudice to the generality of the foregoing) the Directors may (without prejudice to the authority conferred by sub-paragraph (C)(12) of this Article 3A), pursuant to the authority given by the passing of the Resolution to adopt this Article, consolidate and divide and/or sub-divide any Dollar preference shares into shares of a larger or smaller amount.

  Whenever the Directors have power under this Article to determine any of the rights attached to any of the Dollar preference shares, the rights so determined need not be the same as those attached to the Dollar preference shares then allotted or in issue. The Dollar preference shares may be issued in one or more separate series and each series shall be identified in such manner as the Directors may determine without any such determination or identification requiring any alteration to these Articles of Association. The Dollar preference shares shall rank as regards participation in the profits and assets of the Company pari passu with the Convertible Preference shares (and references in this Article 3A to any shares expressed to rank pari passu with the Dollar preference shares shall include a reference to the Convertible Preference shares if any are outstanding at the relevant time).

  (A)
  Income

  (1)
  Each Dollar preference share shall confer the right (subject to the provisions of sub-paragraph (2) below, to the extent applicable), pari passu with any shares expressed to rank pari passu therewith as to dividends (including the Convertible Preference shares) and otherwise in priority to any other share capital of the Company, to receive a preferential dividend at such rate (whether fixed or variable) and on such dates and on such other terms and conditions as the Directors may determine prior to the allotment thereof and in particular (but without prejudice to the foregoing) the Directors may determine whether the rights of such shares as regards participation in profits are cumulative or non-cumulative.

  (2)
  Notwithstanding any provisions of this paragraph or the rights otherwise attached to the Dollar preference shares or any of them, the Directors may, subject to the provisions of the Act and the rights attached to any other class of share, declare and pay a special dividend on any shares of the Company at a rate not exceeding US$0.01 per share or (in relation to any shares whose par value is expressed in pounds sterling) lp per share if, in the opinion of the Directors, it is necessary to do so to preserve the status of any such shares as wider range investments under the Trustee Investments Act 1961 as amended or re-enacted from time to time.

  (3)
  Notwithstanding the foregoing, no dividend shall be payable on the Dollar preference shares in contravention of the special rights attaching to any shares of the Company.

  (4)
  If it shall subsequently appear that any such dividend which has been paid on any class of shares should not, consistently with the rights of any series of Dollar preference shares, have been so paid, then, provided the Directors shall have acted in good faith, they shall not incur any liability to any holder of any Dollar preference share for any loss which any shareholder may suffer in consequence of such payment having been made.

  (B)
  Capital

  (1)
  On a return of capital (other than on a redemption or purchase of shares in the Company) the assets of the Company available for distribution among the members shall be applied in priority to any payment to the holders of any other class of share ranking junior to the Dollar preference shares upon such a return of capital and pari passu with the rights of any holder of any class of preference shares expressed to rank as to such return of capital pari passu with the holders of the Dollar preference shares in repaying to the holders of the Dollar preference shares a sum equal to the liquidation preference in respect thereof (as determined by the Directors in relation to a series of Dollar preference shares prior to the allotment thereof) together with, in the case of a cumulative dividend or where otherwise specified, all arrears and accruals (if any) of the preferential dividend, whether such preferential dividend has been earned or declared or not, calculated to the date of the commencement of the winding-up (in the case of a winding-up) or the return of capital (in any other case) on the basis that it continues to accrue from day to day down to that date.

  (2)
  If upon any such return of capital on a winding-up or otherwise, the amounts available for payment are insufficient to cover the amounts payable in full on the Dollar preference shares and on any other shares expressed to rank pari passu therewith as regards participation in assets, then the holders of the Dollar preference shares and such other shares will share rateably in the distribution of surplus assets (if any) in proportion to the full respective preferential amounts to which they are entitled; no Dollar preference share shall confer any right to participate in the surplus assets of the Company other than that set out in this paragraph (B).

  (3)
  In the event of the sale of all or substantially all of the Company's assets, the distribution to the Company's shareholders of all or substantially all of the consideration of such sale, unless such consideration (apart from assumption of liabilities) or the net proceeds thereof consists entirely of cash, will not be deemed to be a return of capital in respect of the liquidation, dissolution or winding-up of the Company for the purposes of the foregoing provisions.

  (C)
  Redemption

  (1)
  Unless the Directors shall, prior to the allotment of any series of Dollar preference shares, determine that such series shall be non-redeemable, the Dollar preference shares shall be redeemable at the option of the Company in accordance with the following provisions of this Article 3A.

  (2)
  The Company shall have the right, subject to the provisions of the Act and the rights attaching to any other class of shares, to redeem on any Redemption Date (as hereinafter defined) all or, from time to time, some only of the Dollar preference shares of any series for the time being issued and fully paid by giving to the holders of the particular Dollar preference shares to be redeemed not less than 30 days' nor more than 60 days' prior notice in writing of the relevant Redemption Date. Notwithstanding that the Company shall have given notice of the relevant Redemption Date, it shall not be entitled to redeem any Dollar preference share pursuant to that notice unless on or before the relevant Redemption Date the special dividend referred to in the following sentence has been paid in accordance therewith. Out of the profits available for distribution there shall be paid on each Dollar preference share to be redeemed a special dividend equal to the aggregate of:

  (a)
  in the case of Dollar preference shares on which a cumulative dividend is payable or otherwise where arrears or accruals of dividends are payable, a sum equal to the aggregate of all arrears and accruals (if any) of the preferential dividend whether such preferential dividend has been earned or declared or not, calculated to the Redemption Date on the basis that the preferential dividend continues to accrue from day to day down to that day; and

  (b)
  subject as mentioned below, a sum equal to the percentage specified in the following table of the amount in U.S. dollars equal to the amount paid up or credited as paid up on such Dollar preference share together with any premium paid or credited on issue of the preference share in question in respect of a Redemption Date notified under this sub-paragraph (C)(2) which falls within the period of 12 months commencing on the day after the 5th, 6th, 7th, 8th and 9th anniversary of the Issue Date respectively.

Anniversary of Issue Date (12 month period commencing on the following day)	Percentage
5th	4.5%
6th	3.6%
7th	2.7%
8th	1.8%
9th	0.9%

    The element of the special dividend mentioned in sub-paragraph (b) above should be rounded down to the nearest whole cent. per share and shall not be payable when the Redemption Date falls after the 10th anniversary of the Issue Date. The product of the above formula in respect of a Dollar preference share may, at the Directors' discretion, be rounded down to the nearest whole cent.

    The expression "Redemption Date" means in relation to any series any date which falls at least five years after the date (the "Issue Date") which is the date on which such Dollar preference shares of that series were first issued or where such Dollar preference shares are issued in exchange for any class of securities of the Company the date on which such securities of that class were first issued. The Issue Date in relation to any series of Dollar preference shares issued in exchange for the Company's Exchangeable Capital Securities Series A issued pursuant to the Indenture dated as of 30th September, 1993 between the Company and Morgan Guaranty Trust Company of New York, as trustee, shall be deemed to be 7th October, 1993. Notwithstanding the foregoing, in relation to any series of Dollar preference shares allotted after the coming into force of Section 133 of the Companies Act 1989, the Directors may, prior to the allotment of any series of Dollar preference shares, fix the date on or by which, or dates between which, the shares of such series are or may be redeemed and such date or dates fixed by the Directors may be different from or in addition to any date derived from the foregoing provisions of this paragraph (C). Without prejudice to the foregoing provisions of this paragraph (C), if so permitted by applicable law the Directors may, prior to the issue of any series of Dollar preference shares, fix a date after which the shares of such series may not be redeemed.

    In relation to any series of Dollar preference shares allotted before the coming into force of Section 133 of the Companies Act 1989, the Directors may, prior to the allotment of Dollar preference shares of that series, determine the sum or the manner of determination of the sum to be paid as part of the special dividend payable on the redemption of such series in lieu of the sum specified in sub-paragraph (b) above (and if the Directors make such a determination then such sum or the sum determined in such manner (if any) shall be payable as part of the special dividend payable on such redemption in lieu of the sum specified pursuant to sub-paragraph (b) above (which shall not apply)).

  (3)
  There shall be paid on each Dollar preference share as redeemed the amount in U.S. dollars equal to the amount paid up or credited as paid up on such Dollar preference share together with any premium paid on issue.

  (4)
  In the case of a redemption of only some of the Dollar preference shares of any series, the Company shall redeem a proportionate number of the Dollar preference shares of such series held by each holder thereof (provided that the Directors may make such arrangements for ignoring or otherwise dealing with fractions arising as they think fit and may treat any Preference Shares represented by separate share warrants to bearer as being held by separate holders).

  (5)
  Any notice of redemption given under sub-paragraph (C)(2) above shall specify (a) the relevant Redemption Date, (b) the particular Dollar preference shares to be redeemed, (c) the amount to be paid in relation to the Dollar preference shares to be redeemed pursuant to sub-paragraph (C)(3) above, (d) the amount (if any) of the special dividend payable pursuant to sub-paragraph (C)(2) above, (e) that the dividends on the Dollar preference shares to be redeemed will cease to accrue on redemption thereof, (f) the place or places at which documents of title in respect of the certificated Dollar preference shares are to be presented and surrendered for redemption and payment of the redemption moneys is to be effected and (g) the procedures for redeeming certificated and uncertificated Dollar preference shares and Dollar preference shares represented by share warrants to bearer. Upon such Redemption Date the Company shall redeem the particular Dollar preference shares to be redeemed on that date subject to the provisions of this Article 3A and of the Act. No defect in the notice of redemption or in the giving thereof shall affect the validity of the redemption proceedings.

  (6)
  If the Company gives a notice of redemption in respect of any Dollar preference shares, then, by 12.00 noon, London time, on the redemption date therefor the Company will irrevocably deposit with the paying agent nominated by the Company in the notice of redemption funds sufficient to pay the applicable redemption price, including any special dividend payable pursuant to sub-paragraph (C)(2) above, and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof. Upon the date of such deposit, all rights attaching to the Dollar preference shares so called for redemption shall cease, except the right of the holders of such Dollar preference shares to receive moneys payable on redemption, but without interest, and such Dollar preference shares shall cease to be outstanding.

  (7)
  Payments in respect of the amount due on redemption of certificated Dollar preference shares and Dollar preference shares represented by share warrant to bearer (and any special dividend payable pursuant to sub-paragraph (C)(2) above) shall be made by dollar cheque drawn on a bank in London or in the City of New York, New York, U.S.A. Such payment will be made against presentation and surrender of the relevant share certificate(s) for the certificated Dollar preference shares (or, if a share warrant has been issued in respect of such Dollar preference shares, the share warrant and all unmatured dividend coupons and talons for additional dividend coupons, if any, pertaining thereto) at the place or one of the places specified in the redemption notice and, in the case of any certificated Dollar preference shares represented by a share warrant, upon the relevant Redemption Date all unmatured dividend coupons and any talons for additional dividend coupons (whether or not returned) shall become void and no payment shall be made in respect thereof). If any such certificate (or share warrant) so surrendered includes any Dollar preference shares not to be redeemed on the relevant Redemption Date, the Company shall issue and send to the holder or first-named of joint holders, free of charge (but at the holder's risk), a new certificate or warrant for such certificated Dollar preference shares (and in the case of a new warrant, such new warrant shall have attached thereto any unmatured dividend coupons and any talon for additional dividend coupons that correspond to those surrendered as aforesaid insofar as the same are attributable to the Dollar preference shares represented by such new share warrant). Payments in respect of the amounts due on redemption of uncertificated Dollar preference shares (and any special dividend payable pursuant to sub-paragraph (C)(2) above) shall be made by such method as the Board decides. Such payment will be made upon compliance by a holder of uncertificated Dollar preference shares with the procedure for redeeming those shares prescribed in the redemption notice. All payments in respect of redemption moneys (and any special dividend or further special dividend payable in accordance with this Article 3A) will in all respects be subject to any applicable fiscal or other laws.

  (8)
  As from the relevant Redemption Date and provided that the amounts payable on the Dollar preference shares to be redeemed have been duly paid in accordance with sub-paragraphs (2), (3), (6) and (7) above or funds in relation thereto have been duly designated in accordance with paragraph (6) above, the dividend on Dollar preference shares due for redemption shall (subject as follows) cease to accrue. If,

  (a)
  in respect of any such certificated Dollar preference shares, upon the due surrender of the relative share certificate (and in respect of any such Dollar preference shares represented by a share warrant to bearer upon the due surrender of the relative share warrant and all unmatured dividend coupons and talons for additional dividend coupons, if any, pertaining thereto), payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused; or

  (b)
  in respect of uncertificated Dollar preference shares, the procedures described in the redemption notice have been complied with and payment of the redemption moneys due on such Redemption Date shall be improperly withheld or refused, then dividends on such Dollar preference shares shall continue to accrue at the then applicable rate in respect of the period from the Redemption Date to the date of payment of such Redemption price, whether such preferential dividend has been earned or declared or not and calculated on the basis that it has continued to accrue from day to day. Any such Dollar preference share shall not be treated as having been redeemed until the date when the redemption moneys in question, together with such further special dividend, shall have been paid.

  (9)
  If the date for the payment of the redemption moneys (or any special dividend or further special dividend payable in accordance with this Article 3A) on any Dollar preference share is not a day on which banks in London and in the City of New York, New York, U.S.A. are open for business and on which foreign exchange dealings may be conducted in London and in the City of New York (a "business day"), then payment thereof may be made on the next succeeding day which is a business day (and without any interest or other payment in respect of such delay).

  (10)
  The receipt of the registered holder for the time being of any Dollar preference shares or in the case of joint registered holders the receipt of any of them (or, where a share warrant has been issued in respect of any Dollar preference shares, the receipt of the person delivering the share warrant to the place specified pursuant to sub-paragraph (7) above) for the moneys payable on redemption thereof (and any special dividend or further special dividend payable in accordance with this Article 3A) shall constitute an absolute discharge to the Company in respect thereof.

  (11)
  Subject to the provisions of the Act and the rights attaching to any other class of shares and any applicable law, the Company may at any time purchase any Dollar preference shares in issue in the market, by tender or by private treaty, in each case upon such terms and conditions as the Directors may think fit or as may be prescribed by the terms of issue thereof.

  (12)
  Upon the redemption or purchase of any Dollar preference shares, the Directors may (pursuant to the authority given by the passing of the Resolution to adopt this Article and without prejudice to the authority conferred by the first paragraph of this Article 3A of the Article) consolidate and divide and/or sub-divide the authorised Dollar preference share capital existing as a consequence of such redemption or purchase into shares of a larger or smaller amount and/or may convert such authorised Dollar preference share capital into any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like aggregate nominal amount (as nearly as may be) in the same currency as the Dollar preference shares so redeemed or into unclassified shares of the same aggregate nominal amount (as nearly as may be) in the same currency as the Dollar preference shares so redeemed (and so that the provisions of Articles 42 to 44 shall, where relevant, apply to any such consolidation, division or sub-division).

  (D)
  Voting

  (1)
  The holders of the Dollar preference shares of any series shall only be entitled to receive notice of and attend and speak and vote upon any resolution proposed at a general meeting of the Company in the following circumstances:

  (a)
  in respect of a resolution for winding-up the Company or for varying or abrogating any of the rights attached to all the Dollar preference shares or to the Dollar preference shares of that series (and then in each case only to speak to and vote upon any such resolution);

  (b)
  where the preferential dividend payable on the Dollar preference shares of that series in respect of such number of dividend periods as the Directors shall determine prior to the issue thereof has not been declared and paid in full (together with all arrears of dividend), and until such date as the Directors shall likewise determine (and then to speak on and vote on all matters together with the holders of the Ordinary shares); or

    (c)
    in such other circumstances as the Directors may determine prior to allotment,

    but not otherwise.

    In the circumstances referred to in sub-paragraph (l)(b) above only, the holders of not less than a majority of Dollar preference shares of such series shall have the right to requisition a general meeting of the Company. Whenever holders of Dollar preference shares of a series are so entitled to vote on a resolution to be proposed at a general meeting of the Company, on a show of hands every such holder who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative (who is not himself otherwise entitled to vote) shall have one vote, and, on a poll, every such holder who is present in person or by a duly authorised representative or proxy shall (subject to the following sentence) have such number of votes as the Directors shall prior to allotment determine. The number of votes on a poll to which the holders of Dollar preference shares of a series shall be entitled may, if the Directors so determine prior to the issue thereof, be adjusted or be subject to adjustment (in each case in such manner and to such extent as the Directors may determine) to take into account any capitalisation issue (other than a capitalisation made available only to the holders of its ordinary share capital in the form of fully paid ordinary share capital), sub-division or consolidation of the ordinary shares of the Company after the date of adoption of this Article 3A but whether before or after the issue of such Dollar preference shares.

  (2)
  The Company will cause a notice of any meeting at which holders of Preference shares are entitled to vote to be given to each holder of such Dollar preference shares. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for the delivery of proxies.

  (3)
  The provisions of Article 83 shall apply mutatis mutandis to any separate general meeting of the holders of the Dollar preference shares or any series thereof as they apply to any separate general meeting convened for the purposes of Article 82.

  (E)
  Variation of Rights

  (1)
  Save with the written consent of the holders of three-fourths of the nominal amount of the issued Dollar preference shares of each series, or with the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the issued Dollar preference shares of such series, the Directors shall not authorise or create, or increase the amount of, any shares of any class or any security convertible into shares of any class ranking as regards participation in the profits or assets of the Company (other than on a redemption or purchase by the Company of any such shares) in priority to the Dollar preference shares.

  (2)
  Subject to sub-paragraph (1) above and subject to the terms of the issue, the Company may from time to time create and issue further shares ranking as regards participation in the profits and assets of the Company pari passu with the Dollar preference shares and so that any such further shares may either carry as regards participation in the profits and assets of the Company, rights and restrictions identical in all respects with any series of the Dollar preference shares or rights and restrictions differing therefrom in any respect including, but without prejudice to the generality of the foregoing; (a) as to the rate or amount of dividend payable thereon, (b) as to the date from which they shall rank for dividend and/or the dates for payment of dividend thereon, (c) as to the amount of any premium on a return of assets (whether on a winding-up of the Company or otherwise), (d) as to redemption, or (e) as to rights of conversion into Ordinary shares.

  (3)
  For the avoidance of doubt, unless otherwise provided by the terms of the issue and without prejudice to any other rights conferred by such terms, the rights attached to the Dollar preference shares shall not be deemed to be varied by or abrogated by the purchase or redemption by the Company of any of its shares ranking as regards participation in the profits or assets of the Company pari passu with or after such shares.

  (4)
  A reduction of the capital paid up on a series of the Dollar preference shares shall constitute a variation of the rights of the holders of the Dollar preference shares of that series.

3B.    (A)    The A Ordinary shares shall have the same rights as and rank pari passu in all respects with the Ordinary shares save that:

  (i)
  the holders of the A Ordinary shares shall be entitled to receive a maximum amount of £100,000 per A Ordinary share on any distribution of assets of the Company on a winding up of the Company or other return of capital; and

  (ii)
  the holders of the A Ordinary shares shall be entitled to receive a maximum amount of £100,000 per A Ordinary share in respect of any distribution out of the profits of the Company available for distribution and resolved to be distributed.

        (B)    If the scheme of arrangement dated 8 December 2003 between the Company and the holders of the Ordinary shares (the "Scheme") together with the reduction of capital involved therein has not become effective within 14 days of the Order Date (as defined in the Scheme), this article 3B shall be revoked and shall cease to have any effect and all of the A Ordinary shares and the Ordinary shares of the Company shall rank pari passu and form one uniform class of Ordinary shares.

Allotment of Shares

4.    (A)    Subject to provisions of the Act and any relevant authority of the Company in General Meeting required by the Act, the Directors shall have unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any shares of the Company to such persons, at such times and generally on such terms and conditions as they may determine.

        (B)    (i)    The Directors shall be generally and unconditionally authorised pursuant to and in accordance with Section 80 of the Act to exercise for each prescribed period all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the Section 80 Amount.

        (ii)    During each prescribed period the Directors shall be empowered to allot equity securities wholly for cash pursuant to and within the terms of the said authority:-

  (a)
  in connection with a rights issue; and

  (b)
  otherwise than in connection with a rights issue, up to an aggregate nominal amount equal to the Section 89 Amount;

as if Section 89(1) of the Act did not apply to any such allotment.

        (iii)    By such authority and power the Directors may during such period make offers or agreements which would or might require the allotment of securities after the expiry of such period.

        (iv)    For the purposes of this Article:-

  (a)
  "rights issue" means an offer of equity securities, open for acceptance for a period fixed by the Directors, to holders of equity securities on the register on a fixed record date in proportion to their respective holdings of such securities or in accordance with the rights attached thereto (but subject to such exclusions or other arrangements as the Directors deem necessary or expedient in relation to fractional entitlements or legal or practical problems under the laws of any territory or the requirements of any recognised regulatory body or any stock exchange in any territory);

  (b)
  "prescribed period" means—

  (aa)
  for the purpose of the authority conferred by sub-paragraph (i) above, the period (not exceeding 15 months on any occasion) for which such authority is renewed by an Ordinary Resolution or Special Resolution of the Company (as the case may be) stating the Section 80 Amount for such period; and

  (bb)
  for the purposes of the power conferred by sub-paragraph (ii) above, the period (not exceeding 15 months on any occasion) for which such power is renewed by a Special Resolution of the Company stating the Section 89 Amount for such period.

  (c)
  The "Section 80 Amount" shall be that stated in the relevant Ordinary Resolution or Special Resolution (as the case may be) or any increased amount fixed by Ordinary Resolution;

  (d)
  The "Section 89 Amount" shall be that stated in the relevant Special Resolution;

  (e)
  The nominal amount of any security shall be taken to be, in the case of rights to subscribe or convert any securities and shares in the Company, a nominal amount of such shares which may be allotted pursuant to such rights.

Shares may be issued subject to different conditions as to Calls

5.    The Directors may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of Calls to be paid and the time of payment of such Calls except as between holders of shares of the same class.

Instalments on Shares to be duly paid

6.    If by the conditions of allotment of any share the whole or part of the issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who for the time being shall be the registered holder of the share.

Liability of joint holders of Shares

7.    (A)    The Company shall not be bound to register more than four persons as the holders of a share on joint account.

        (B)    The joint holders of a share shall be severally as well as jointly liable for payment of all instalments and Calls in respect of such share, and any one of such persons may give an effectual receipt for any return of capital payable in respect of such share.

Payment of commission

8.    In addition to all other powers of paying commissions, the Company may exercise the powers conferred by the Act of paying commissions to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company. Such commission may be satisfied by payment of cash or (with the sanction of an Ordinary Resolution of the Company) the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

Trusts not recognised

9.    Save as herein otherwise provided or as by the Act otherwise required the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not except as ordered by a Court of competent jurisdiction or required by law be bound to recognise any equitable, contingent, future, partial or other claim to or interest in any share on the part of any other person except an absolute right to the entirety thereof in the registered holder or, in the case of a share warrant, in the bearer of the share warrant for the time being.

Uncertificated Shares

10.    (A)    Subject to the Act and all statutes and subordinate legislation for the time being in force concerning companies (so far as it applies to the Company), the Directors may resolve that a class of shares is to become a participating security and that a class of shares shall cease to be a participating security.

        (B)    Uncertificated shares of a class are not to be regarded as forming a separate class from certificated shares of that class.

        (C)    A member may, in accordance with the Uncertificated Securities Regulations, change a share of a class which is a participating security from a certificated share to an uncertificated share and from an uncertificated share to a certificated share.

        (D)    The Company may give notice to a member requiring the member to change uncertificated shares to certificated shares by the time stated in the notice. The notice may also state that the member may not change certificated shares to uncertificated shares. If the member does not comply with the notice, the board may authorise a person to change the uncertificated shares to certificated shares in the name and on behalf of the member.

        (E)    While a class of shares is a participating security, these Articles only apply to an uncertificated share of that class to the extent that they are consistent with:

  (i)
  the holding of shares of that class in uncertificated form;

  (ii)
  the transfer of title to shares of that class by means of a relevant system; and

  (iii)
  the Uncertificated Securities Regulations.

CERTIFICATES

Certificates

11.    Every certificate of title to shares shall be executed under the Common Seal of the Company or under the Official Seal kept by the Company by virtue of Section 40 of the Act or in such other manner as the Board having regard to the terms of issue and any listing requirements may authorise. The Board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical means or may be printed on them or that the certificates need not be signed by any person.

Members right to certificates

12.    (A)    Every Member (except a Stock Exchange nominee in respect of whom the Company is not required by law to complete and have ready a certificate) on becoming the holder of a certificated share shall be entitled within the time specified by the Act or, if this is earlier, within any prescribed time limit or within a time specified when the shares were issued and without payment to one certificate for all the certificated shares registered in his name, or in the case of certificated shares of more than one class being registered in his name, to a separate certificate for each class of certificated shares so registered. This does not apply if the legislation allows the Company not to issue share certificates.

        (B)    Where a Member transfers part of the shares of any class registered in his name he shall be entitled without payment to one certificate for the balance of certificated shares retained by him and registered in his name.

        (C)    Every certificate of shares shall specify the number and class and the distinguishing numbers (if any) of the certificated shares in respect of which it is issued and the amount paid up thereon.

        (D)    If any Member shall require additional certificates he shall pay for each additional certificate such sum (if any) not exceeding 5p as the Directors shall determine.

        (E)    Where documents for registration have been lodged by a broker or other agent or through the post, delivery of any relevant certificate or of any other document due to be returned, either to the broker or other agent or into the Post Office in a pre-paid envelope addressed to the postman by whom the documents were lodged or to the person entitled to receive the certificate, shall be a sufficient delivery to the Member or other person entitled to receive the certificate or other document.

As to issue of a new certificate in place of one defaced, lost or destroyed

13.    Where a certificate is worn out, defaced, lost or destroyed, the Directors shall cancel it and issue without charge a replacement certificate on such terms as to provision of evidence and indemnity (with or without security) and subject to payment of any exceptional out-of-pocket expenses incurred by the Company in the investigation of that evidence and the preparation of that indemnity and security as the Directors may decide, and on surrender of the original certificate (where it is worn out or defaced).

Costs

14.    Every certificate issued under the last preceding Article shall be issued without payment, but there shall be paid to the Company a sum equal to any exceptional expenses incurred by the Company in such investigation as the Directors think fit and in preparing any such indemnity and security as referred to in that Article.

To which of the joint holders certificates to be issued

15.    The Company shall not be bound to issue more than one certificate in respect of certificated shares registered in the names of two or more persons and delivery of a certificate to the person first named on the Register in respect of such shares shall be sufficient delivery to all joint holders.

CALLS ON SHARES

Calls

16.    The Directors may, subject to the terms of allotment thereof, from time to time make such Calls as they think fit upon the Members in respect of all moneys unpaid on the shares or any class of shares held by them respectively and each Member shall (subject to receiving at least fourteen days notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called. Joint holders are jointly and severally liable to pay any calls in respect of their shares.

May be payable by instalments, etc.

17.    A Call may be made payable by instalments and may, at any time before receipt by the Company of a sum due thereunder, be either revoked or postponed in whole or in part.

When Call deemed to have been made

18.    A Call shall be deemed to have been made at the time when the resolution of the Directors authorising such Call was passed.

Instalments to be treated as Calls

19.    If by the terms of any prospectus or by the conditions of allotment any amount is payable in respect of any shares by instalments, every such instalment shall be payable as if it were a Call duly made by the Directors of which due notice had been given.

When interest on Calls or instalment payable

20.    If the sum payable in respect of any Call or instalment be not paid on or before the day appointed for payment thereof, the holder for the time being of the share in respect of which the Call shall have been made, or the instalment shall be due, shall pay interest for the same at such rate as may be fixed by the terms of allotment of the share or, if no rate is fixed, at the appropriate rate (as defined by Section 107 of the Act) from the time appointed for payment thereof until the actual payment thereof, and shall not receive any dividend in respect of the amount unpaid.

Payment of Calls in advance

21.    The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the money unpaid upon the shares held by him beyond the sums actually called up; and upon the money paid in advance, or so much thereof as from time to time exceeds the amount of the Calls then made upon the shares in respect of which such advance shall have been made, the Company may pay interest at such rate (not exceeding, without the sanction of the Company given by Ordinary Resolution, the appropriate rate aforesaid) as the Member paying such sum in advance and the Directors agree upon. Sums paid in advance shall not be treated as paid up on the shares in respect of which they have been paid for the purpose of dividends or otherwise until the same would, but for such advance, have become payable.

Sums due on allotment to be treated as Calls

22.    Any sum which by or pursuant to the terms of allotment of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a Call duly made and payable on the date on which by or pursuant to the terms of allotment the same becomes payable and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a Call duly made and notified.

FORFEITURE AND LIEN

If Call or instalments not paid notice may be given

23.    If any Member fails to pay any Call or instalment on or before the day appointed for the payment of the same, the Directors may at any time thereafter during such time as the Call or instalment or any part thereof remains unpaid, serve a notice on such Member (or on any person entitled by transmission to the Shares in respect of which the Call or instalment remains unpaid) requiring him to pay the same, together with any interest that may have accrued thereon and all expenses incurred by the Company by reason of such non-payment.

Form of Notice

24.    The notice shall name a day (not being less than fourteen days from the date of the notice) and a place on and at which such Call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the Call was made or instalment is payable will be liable to be forfeited.

If Notice not complied with Shares may be forfeited

25.    If the requirements of any such notice as aforesaid be not complied with, any shares in respect of which such notice shall have been given may at any time thereafter, and before payment of all Calls or instalments, interest and expenses due in respect thereof, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture. The Directors may accept the surrender of any share liable to be forfeited hereunder and in such case references in these Articles to forfeiture shall include surrender.

Forfeited Shares to become the property of Company

26.    (A)    When any share has been forfeited notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share in any manner in which prior to forfeiture notice might have been given to such person. An entry of the forfeiture and the date thereof shall be made in the Register opposite to the share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give notice as aforesaid.

        (B)    Any share so forfeited shall be deemed to be the property of the Company, no voting rights shall be exercised in respect thereof and the Directors may within three years of such forfeiture sell, re-allot, or otherwise dispose of the same in such manner as they think fit either to the person who was before the forfeiture the holder thereof, or to any other person, and either with or without any past or accruing dividends, and in the case of re-allotment, with or without any money paid thereon by the former holder being credited as paid up thereon. Any share not disposed of in accordance with the foregoing within a period of three years from the date of its forfeiture shall thereupon be cancelled in accordance with the provisions of the Act.

        (C)    A statutory declaration that the declarant is a Director or the Secretary of the Company and that a share has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Power to annul forfeiture

27.    The Directors may at any time, before any share so forfeited shall have been cancelled or sold, re-allotted or otherwise disposed of, annul the forfeiture upon such conditions as they think fit.

Arrears to be paid notwithstanding forfeiture

28.    Any Member whose shares have been forfeited shall thereupon cease to be a Member in respect of such shares but shall notwithstanding be liable to pay, and shall forthwith pay to the Company all Calls, instalments, interest and expenses owing upon or in respect of such shares at the time of forfeiture, together with interest thereon, from the time of forfeiture until payment, at such rate as may be fixed by the terms of allotment of the shares or, if no rate is so fixed, at the appropriate rate aforesaid, and the Directors may enforce payment thereof if they think fit.

Company's lien on Shares

29.    The Company shall have a first and paramount lien upon all the shares, other than fully paid-up shares, registered in the name of each Member (whether solely or jointly with other persons) for any amount payable in respect of such shares, whether the due date for payment thereof shall have actually arrived or not and such lien shall apply to all dividends from time to time declared or other moneys payable in respect of such shares. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien, if any, on such share.

As to enforcing lien by sale

30.    (A)    For the purpose of enforcing such lien, the Directors may sell the shares subject thereto, in such manner as they think fit, but no such sale shall be made until such period as aforesaid shall have arrived and until notice in writing stating, and demanding payment of, the sum payable and giving notice of the intention to sell in default of such payment shall have been served on the Member concerned (or to the person if any entitled to the shares by transmission) in any way that the Directors decide and default shall have been made by him in the payment of such amounts payable for fourteen days after such notice.

        (B)    A statutory declaration that the declarant is a Director or the Secretary of the Company and that a share on which the Company had a lien has been sold pursuant to the Company's due exercise of the power of sale conferred by this Article shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Application of proceeds of sale

31.    The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of such part of the amount in respect of which the lien exists as is presently payable. The residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the Member or the person (if any) entitled by transmission to the shares.

Validity of sale after forfeiture or for enforcing lien

32.    Upon any sale or re-allotment after forfeiture or upon any sale for enforcing any lien in purported exercise of the powers hereinbefore given, the Directors may in the case of a sale nominate some person to transfer the shares sold in the name and on behalf of the registered holder or his executors or administrators and may in any case cause the name of the purchaser or allottee to be entered in the Register in respect of the shares sold or re-allotted, in addition in respect of any shares which are held in uncertificated form the Directors may exercise any of the powers conferred on the Company by Article 10 to effect transfer of the shares. The purchaser or allottee shall not be bound to see to the regularity of the proceedings or to the application of the purchase or subscription money, and after his name has been entered in the Register in respect of such shares the validity of the sale or forfeiture shall not be impeached by any person and the remedy of any person aggrieved by the sale or forfeiture shall be in damages only and against the Company exclusively.

TRANSFER OF SHARES

Form of transfer

33.    (A)    A member may transfer all or any of his certificated shares by instrument of transfer in writing in the usual common form or in such other form as shall be approved by the Directors, and shall be signed by or on behalf of the transferor and (in the case of a transfer of a partly paid share) by the transferee and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof.

        (B)    A member may transfer all or any of his uncertificated shares in accordance with the Uncertificated Securities Regulations and in the manner provided for in the rules and procedures of the relevant system.

Restraint on transfer

34.    (A)    The Directors may, in their absolute discretion and without assigning any further reason therefor, refuse to register any transfer of title to any certificated share unless:-

  (a)
  it is in respect of a fully paid share; and

  (b)
  it is in respect of only one class of shares; and

  (c)
  it is in favour of not more than four joint holders as transferees; and

  (d)
  the conditions referred to in the next succeeding Article have been satisfied in respect thereof.

        (B)    Notwithstanding the provisions of this Article, the board may refuse to register any share transfer executed by a Member who is for the time being prohibited from voting pursuant to Article 77(A)(2) unless the transferee is an unconnected purchaser as defined in that Article 77.

        (C)    If the Board refuses to register a transfer of a certificated share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee. Any instrument of transfer which the board refuses to register shall (except in the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may, subject to Article 158, be retained by the Company.

        (D)    Subject to the requirements of the London Stock Exchange and in accordance with the Uncertificated Securities Regulations, the Directors may refuse to register a transfer of title for any uncertificated shares in favour of more than 4 persons jointly or in any other circumstance where the Directors are permitted by the Uncertificated Securities Regulations to refuse to register a transfer.

Registration of transfer

35.    For the purpose of registering a transfer of a certificated share every instrument of transfer must be left at the Transfer Office, or at such other place as the Directors may from time to time determine, to be registered, accompanied by the certificate of the shares comprised therein, and such evidence as the Directors may reasonably require to prove the title of the transferor, and the due execution by him of the transfer or, if the transfer is executed by some other person on his behalf the authority of that person so to do and thereupon the Directors, subject to the power vested in them by the last preceding Article, shall register the transferee as the holder.

Fees on Registration

36.    No fee shall be payable for registering any transfer, probate, letters of administration, certificate of marriage or death, power of attorney, or other document relating to or affecting the title to any shares or the right to transfer the same.

Suspension of registration and closing of Register

37.    The registration of transfers may be suspended at such times and for such period as the Directors may from time to time determine and either generally or in respect of any class of shares; provided that the Register shall not be closed for more than thirty days in any year and that the register relating to a participating security shall not be closed without the consent of the Operator of the relevant system.

Location of instruments of transfer

38.    All instruments of transfer which are registered shall, subject to Article 158(A)(3), be retained by the Company, but any instrument of transfer which the Directors may refuse to register shall (except in the case of fraud) be returned to the person depositing the same.

TRANSMISSION OF SHARES

Representatives of interest of deceased Members

39.    (A)    The executors or administrators of a deceased Member (not being one of two or more joint holders) shall be the only persons recognised by the Company as having any title to shares held by him alone; but in the case of shares held by more than one person, the survivor or survivors only shall be recognised by the Company as being entitled to such shares.

        (B)    Nothing in these Articles shall release the estate of the deceased Member from any liability in respect of any share which has been solely or jointly held by him.

Evidence in case of death or bankruptcy

40.    Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may, upon such evidence being produced as may be required by the Directors, elect in writing either to be registered as a Member (in respect of which registration no fee shall be payable) by giving notice in writing to that effect or elect to have another person registered, in which case he shall:

  (a)
  if it is a certificated share, execute a transfer to some other person; or

  (b)
  if it is an uncertificated share, transfer the share to that person by means of a relevant system or change the share to a certificated share and execute an instrument of transfer of the share to that person.

        The Directors shall in either case have the like power of declining or refusing to register such transfer as is provided with respect to ordinary transfers. The Directors may at any time give notice requiring any such person to elect as aforesaid and if such notice is not complied with within sixty days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of such share until compliance therewith.

Rights as to dividends and voting

41.    Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member shall be entitled to, and may give a discharge for, the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, unless and until he is registered as a Member in respect of the share, be entitled in respect of it to receive notices of or to exercise any rights conferred by membership in relation to meetings of the Company.

CONSOLIDATION AND SUB-DIVISION OF SHARES

Consolidation

42.    The Company may by Ordinary Resolution consolidate its shares, or any of them, into shares of a larger amount.

Sub-division

43.    The Company may by Ordinary Resolution sub-divide its shares, or any of them, into shares of a smaller amount, and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of such shares shall have some preferred or other advantage as regards dividend, capital, voting or otherwise over or shall have such deferred rights or be subject to such restrictions as compared with the other or others as the Company has power to attach to shares upon the allotment thereof.

Fractions

44.    Subject to any direction by the Company in General Meeting, whenever as the result of any consolidation or sub-division of shares Members of the Company are entitled to any issued shares of the Company in fractions, the Directors may deal with such fractions as they shall determine and in particular may sell the shares to which Members are so entitled in fractions for the best price reasonably obtainable and pay and distribute to and amongst the Members entitled to such shares in due proportions the net proceeds of the sale thereof. For the purpose of giving effect to any such sale the Directors may nominate some person to transfer the shares sold on behalf of the Members so entitled to the purchaser thereof and may cause the name of the purchaser to be entered in the Register as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

CONVERSION OF SHARES INTO STOCK

Paid up Shares convertible into Stock

45.    The Company may by Ordinary Resolution convert any fully paid up shares into stock of the same class as the shares which shall be so converted, and reconvert such stock into fully paid up shares of the same class and of any denomination.

Transfer of Stock

46.    When any shares have been converted into stock, the several holders of such stock may thenceforth transfer their respective interests therein, or any part of such interests, in the same manner and subject to the same regulations as and subject to which any shares in the capital of the Company may be transferred, or as near thereto as circumstances admit, but the Directors may from time to time fix the minimum units of stock transferable (which minimum units shall not exceed the nominal amount of the shares from which the stock arose), and direct that stock may only be transferred in such minimum units or multiples of minimum units and that fractions of the minimum units shall not be transferred, but with power at their discretion to waive such rules in any particular case.

Privilege of Stock-holders

47.    The several holders of such stock shall be entitled to participate in the dividends and profits of the Company according to the class of stock and the amount of their respective interests in such stock, and such interests shall, in proportion to the amount thereof, confer on the holders thereof respectively the same privileges and advantages for the purpose of voting at meetings of the Company and for other purposes as would have been conferred by shares of the same class of equal amount in the capital of the Company, but so that none of such privileges or advantages, except the participation in the dividends and profits of the Company and in the assets of the Company on a winding up shall be conferred by any such amounts of stock as would not, if existing in the shares, have conferred such privileges or advantages.

Definitions

48.    All such provisions of these Articles relating to shares as are applicable to fully paid up shares shall apply to stock, and in all such provisions the words "share" and "Member" shall include "stock" and "stockholder" respectively. No such conversion shall affect or prejudice any preference or other special privilege.

Share Warrants

48A.    (A)    The Company with respect to fully paid shares may issue share warrants stating that the bearer is entitled to the shares therein specified, and may provide by coupons or otherwise for the payment of future dividends or other moneys on or in respect of the shares included in such share warrants.

        (B)    A share warrant shall entitle the bearer thereof to the shares included in it, and the shares may be transferred by the delivery of the share warrant, and the provisions of these Articles with respect to share certificates, liens, calls on shares and forfeiture, disclosure of interests, transfer of shares and transmission of shares shall not apply in relation to share warrants or to the holder thereof. Each share warrant shall be issued under the Common Seal or the Official Seal.

        (C)    The Directors shall be at liberty to accept a certificate (in such form and from such person as the Directors may approve) to the effect that a specified person is shown in the records of the person issuing such certificate as being entitled to the shares comprised in a specified share warrant as sufficient evidence of the facts stated in such certificate and may treat the deposit of such certificate at the Office (or any other place specified from time to time by the Directors) as equivalent to the deposit there of the share warrant, and may (inter alia) allot to the person named in such certificate any share to which the bearer of the share warrant referred to in such certificate may be entitled and the rights of the allottee to the allotment shall not, after allotment, be questioned by any person.

        (D)    The Directors may determine and from time to time vary the conditions upon which share warrants shall be issued, and in particular (but without limitation) upon which a new share warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed (provided that no new share warrant may be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original share warrant has been destroyed), upon which (subject as hereinafter provided) the bearer of a share warrant shall be entitled to attend and vote at general meetings, upon which the holder of a share warrant is entitled to receive payments of dividends and other distributions in respect thereof, upon which notices are given to holders of share warrants and upon which a share warrant may be surrendered and the name of the holder entered in the register of members in respect of the share therein specified. Subject to such conditions and to these Articles, the bearer of a share warrant shall be subject to the conditions for the time being in force relating to share warrants, whether made before or after the issue of such share warrant.

        (E)    Subject to any conditions for the time being in force relating to share warrants and as otherwise expressly provided in these Articles, the bearer of a share warrant may at any time deposit the share warrant at the Office (or at such other place as the Directors may from time to time appoint) and, so long as the share warrant remains so deposited, the depositor shall have the same rights of signing a requisition for calling a meeting of the Company, of giving notice of intention to submit a resolution to a meeting and of attending and voting, giving a proxy and exercising the other privileges of a member at any meeting held after the expiration of forty-eight hours from the time of deposit, as if his name were inserted in the register of members as the holder of the shares included in the deposited share warrant. Not more than one person shall be recognised as a depositor of any share warrant. Every share warrant which shall have been so deposited as aforesaid shall remain so deposited until after the closing of the meeting at which the depositor desires to attend or to be represented.

        (F)    Subject as otherwise expressly provided in these Articles or in any conditions for the time being in force relating to share warrants, no person shall, as bearer of a share warrant, be entitled to sign a requisition calling for a meeting of the Company or give notice of intention to submit a resolution to a meeting or attend or vote or give a proxy or exercise any other privilege of a member at a meeting of the Company, but the bearer of a share warrant shall be entitled in all respects to the same privileges and advantages as if he were named in the register of members as the holder of the shares included in the share warrant, and he shall be deemed to be a member of the Company.

INCREASE OR REDUCTION OF CAPITAL

Increase of Capital

49.    The Company may, from time to time, by Ordinary Resolution, increase its capital by the creation of new shares, such increase to be of such aggregate amount and to be divided into shares of such respective amounts as the resolution may prescribe. Subject to such privileges, priorities, or conditions as are or may be attached thereto, all new shares shall be subject to the same provisions in all respects as if they had been part of the original capital.

Power to attach rights and issue redeemable shares

50.    Any new shares in the capital of the Company may be allotted with such preferential right to dividend and such priority in the distribution of assets, or subject to such postponement of dividends or in the distribution of assets, and with or subject to such preferential or limited or qualified right of voting at General Meetings as the Company may from time to time by Ordinary Resolution determine, or, if no such determination be made, as the Directors shall determine, but so that the rights attached to any issued shares as a class shall not be varied except with the consent of the holders thereof duly given under the provisions of these Articles. Subject as aforesaid any shares in the capital of the Company may be issued on the terms that they are, or, at the option of the Company, are to be liable to be redeemed.

Reduction of Capital and Purchase of own Shares

51.    (A)    The Company may from time to time by Special Resolution reduce its share capital, any capital redemption reserve fund and any share premium account or any other undistributable reserve in any manner authorised by law. The Company may also by Ordinary Resolution cancel any shares not taken or agreed to be taken by any person and diminish the amount of its share capital by the nominal value of the shares so cancelled.

        (B)    Subject to the provisions of these Articles, the Company may purchase its own shares (including any redeemable shares) in any manner authorised by law.

PART III.—GENERAL MEETINGS

Annual General Meeting

52.    Annual General Meetings shall be held at such time and place as may be determined by the Directors.

Extraordinary General Meeting

53.    All General Meetings of the Company other than Annual General Meetings shall be called Extraordinary General Meetings.

When Extraordinary General Meeting to be called

54.    The Directors may, whenever they think fit, convene an Extraordinary General Meeting of the Company, and Extraordinary General Meetings shall also be convened on such requisition or in default may be convened by such requisitionists as provided by the Act. Any meeting convened under this Article by requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by the Directors. At any meeting convened on such requisition or by such requisitionists no business shall be transacted except that stated on the requisition or proposed by the Board.

Notice of Meetings

55.    (A)    An Annual General Meeting and an Extraordinary General Meeting called for the passing of a Special Resolution shall be called by not less than twenty-one days' notice in writing, and all other Extraordinary General Meetings of the Company shall be called by not less than fourteen days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given and shall specify the place, the day and hour of meeting, and in case of special business the general nature of such business. The notice shall be given to the Members, other than such as, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive notice from the Company, to the Directors and to the Auditors. A notice calling an Annual General Meeting shall specify the meeting as such and the notice convening a meeting to pass a Special Resolution or an Extraordinary Resolution as the case may be shall specify the intention to propose the Resolution as such.

        (B)    Subject to the Act and all statutes and subordinate legislation concerning companies for the time being in force (so far as it applies to the Company), the Directors may determine that persons entitled to receive notices of meeting are those persons entered on the register at the close of business on a day determined by the Directors which shall not be more than 21 days before the day that the relevant notice of meeting is sent. The notice of meeting may also specify a time (which shall not be more than 48 hours before the time fixed for the meeting) by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified in the notice shall be disregarded in determining the rights of any person to attend or vote.

        (C)    In this article reference to notice in writing include the use of electronic communications and publications on a web site in accordance with the relevant legislation.

Meetings at Short Notice

56.    A General Meeting shall, notwithstanding that it is called by shorter notice than that specified in the immediately preceding Article, be deemed to have been duly called if it is so agreed by such Members as are prescribed in that behalf by the Act.

Proxies

57.    In every notice calling a meeting of the Company or any class of the Members of the Company there shall appear with reasonable prominence a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him, and that a proxy need not also be a Member.

Omission to send Notice

58.    The accidental omission to send a notice to or the non-receipt of any notice by any Member or any Director or the Auditors shall not invalidate the proceedings at any General Meeting.

Business of Annual General Meeting

59.    The business of an Annual General Meeting shall be to receive and consider the profit and loss account, the balance sheet and reports of the Directors and of the Auditors, and the documents required by law to be annexed to the Balance Sheet, to elect Directors and Officers in the place of those retiring by rotation or otherwise or ceasing to hold office pursuant to Article 89 and to fix their remuneration if required, to declare dividends, to appoint the Auditors (when Special Notice of the Resolution for such appointment is not required by the Act) and to fix, or determine the manner of the fixing of, their remuneration and to grant, renew or vary any authority under section 80 of the Act and any disapplication of section 89 of the Act.

Special Business

60.    All other business transacted at an Annual General Meeting and all business transacted at an Extraordinary General Meeting shall be deemed special.

Special Notice

61.    Where by any provision contained in the Act special notice is required of a resolution, the resolution shall not be effective unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Act permits) before the meeting at which it is moved, and the Company shall give to its Members, subject as in these Articles provided, notice of any such resolution as provided by the Act. In this article references to notice include the use of electronic communications and publication on a web site in accordance with the relevant legislation.

Quorum

62.    Subject to the provisions of Article 63 in respect of adjourned meetings, for all purposes the quorum for a General Meeting shall be not less than two Members present in person or by proxy and entitled to vote.

Quorum to be present and Proceeding if quorum not present

63.    (A)    Subject to Article 63(B) no business shall be transacted at any General Meeting unless the quorum requisite shall be present when the meeting proceeds to business. The appointment of a Chairman in accordance with the provisions of these Articles shall not be treated as part of the business of the meeting.

        (B)    If within five minutes from the time appointed for the meeting (or such longer interval as the Chairman in his absolute discretion thinks fit) a quorum be not present, the meeting, if convened by or upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to such time (being not less than fourteen days nor more than twenty-eight days thence) and place as the Chairman shall appoint. At any such adjourned meeting the Member or Members present in person or by proxy and entitled to vote shall have power to decide upon all matters which could properly have been disposed of at the meeting from which the adjournment took place. The Company shall give not less than seven clear days' written notice of any meeting adjourned for the want of a quorum and the notice shall state that the Member or Members present at the reconvened Meeting shall form a quorum. In this article references to written notice include the use of electronic communications and publication on a web site in accordance with the relevant legislation.

Valid Meeting

64.    If the place specified in the notice convening a meeting as the place of the meeting ("the Specified Place") is inadequate to accommodate all Members entitled to attend and who wish to do so, then provided that the following requirements are satisfied the meeting shall be duly constituted and its proceedings valid. These requirements are that the Chairman of the meeting is satisfied that adequate facilities are available to ensure that any Member who is unable to be accommodated in the specified place is nonetheless able to participate in the business for which the meeting has been convened, to hear all persons present who speak thereat (personally or by microphones or loud-speakers or otherwise) whether in the specified place itself or elsewhere, and to be in like manner heard himself by all other Members so present.

Security

64A.    The Directors may make any arrangement and impose any restriction they consider appropriate both before and during any general meeting to ensure the security of a General Meeting including, without limitation, the searching of a person's personal property and the restriction of items that may be taken into the meeting place. The Directors are entitled to refuse entry to a meeting to or remove from meetings a person who refuses to comply with these arrangements or restrictions.

Chairman

65.    The Chairman (if any) of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there be no such Chairman, or if at any meeting he be not present within five minutes after the time appointed for holding the meeting, or be unwilling to act, the Directors present shall select one of their number to be Chairman, and that failing, the Members present and entitled to vote shall choose one of their number to be Chairman.

Power to adjourn

66.    (A)    The Chairman may, with the consent of the meeting (and shall, if so directed by the meeting) adjourn any meeting from time to time or sine die and from place to place. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

        (B)    In addition to any inherent jurisdiction the Chairman may have to adjourn, without the consent of the meeting, any meeting the Chairman shall have power to interrupt or adjourn any meeting if he is of the opinion that it has become necessary to do so in order to secure proper and orderly conduct of the meeting and to ensure that the business of the meeting is properly disposed of. Any such adjournment may be for such time as the Chairman of the meeting may in his absolute discretion determine, and the Chairman of the meeting shall have power to specify some other place for holding the meeting, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such person may nevertheless execute a form of proxy for the adjourned meeting and if he shall do so and shall deliver the same to the Chairman of the meeting or to the Secretary of the Company, such proxy shall be valid notwithstanding that it is given at less notice than would otherwise be required under these Articles.

When notice of adjourned meeting to be given

67.    Whenever a meeting is adjourned for twenty-eight days or more or sine die, seven clear days' notice in writing at the least specifying the place, the day and hour of the adjourned meeting shall be given to the Members subject as and in the manner herein mentioned, to the Directors and to the Auditors, but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting. Subject to Article 63 and save as aforesaid it shall not be necessary to give any notice of an adjournment. In this article references to written notice include the use of electronic communications and publication on a web site in accordance with the relevant legislation.

How questions to be decided at meetings

68.    (A)    At any General Meeting, a resolution put to the vote of the meeting shall be decided by a show of hands unless (before, or upon the declaration of the result of, the show of hands) a poll be duly demanded, in accordance with the provisions of these Articles, and unless a poll be so demanded a declaration by the Chairman that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

        (B)    If at any General Meeting any votes shall be counted which ought not to have been counted or might have been rejected, the error shall not vitiate the result of the voting unless it be pointed out at the same meeting, and not in that case unless, in the opinion of the Chairman of the Meeting, it be of sufficient magnitude to vitiate the result of the voting.

Casting vote

69.    In the case of an equality of votes the Chairman shall, both on a show of hands and at a poll, have a casting vote in addition to the votes to which he may be entitled as a Member.

Who may demand a poll

70.    A poll may be demanded upon any question by the Chairman or by not less than five Members present in person or by proxy and entitled to vote or by a Member or Members present in person or by proxy representing not less than one-tenth of the total voting rights of all the Members having the right to vote at the meeting or by a Member or Members present in person or by proxy holding shares conferring a right to vote at the meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right or by the depositary for the time being under any deposit agreement between the Company and such depositary, providing for the deposit of any shares or the nominee of such depositary, provided such depositary or nominee is present in person or by a duly authorised representative and is entitled to vote.

Poll demanded by proxy

71.    A valid instrument appointing a proxy (including an instrument of proxy sent electronically or by some other data transmission process) shall be deemed to confer authority generally to act at the General Meeting for the Member giving the proxy to demand or join in demanding a poll, and for the purposes of the immediately preceding Article, a demand by a proxy for a Member or other person entitled to vote shall be deemed to be a demand by that Member or other person.

How poll to be taken

72.    Subject to the provisions of the next succeeding Article hereof, if a poll is demanded as aforesaid it shall be taken in such manner and at such time and place as the Chairman of the meeting directs, and either at once, or after an interval or adjournment (but not more than thirty days after the date of the meeting or adjourned meeting at which the poll was demanded), and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. No notice need be given of a poll not taken immediately.

In what cases poll taken without adjournment

73.    Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment.

Business may proceed notwithstanding demand of a poll

74.    The demand of a poll (other than on the election of the Chairman of the meeting or a resolution for adjourning the meeting) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTING

Votes of members

75.    (A)    Subject to any special terms as to voting upon which any shares may have been issued, or may for the time being be held, every Member present in person shall upon a show of hands have one vote and every Member present in person or by proxy shall upon a poll have one vote for every 5p in nominal amount of the shares held by him.

        (B)    A Member in respect of whom an order had been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the Office, or at such other place as may be specified in accordance with these Articles for the receipt of appointments of a proxy in writing which are not electronic communications, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

Joint Owners

76.    If two or more persons are jointly entitled to shares for the time being conferring a right to vote, any one of such persons may vote at any meeting, either personally or by proxy, in respect thereof as if he were solely entitled thereto, and if more than one of such joint holders be present at any meeting, either personally or by proxy, the Member whose name stands first on the Register as one of the holders of such shares, and no other, shall be entitled to vote in respect of the same.

When Members not to vote

77.    (A)    No Member shall, unless the Directors otherwise determine, be entitled to be present or to vote, either in person or by proxy, at any General Meeting or upon any poll, or to exercise any privilege as a Member in relation to Meetings of the Company in respect of any shares held by him if:-

  (1)
  any Calls or other moneys due and payable in respect of those shares remain unpaid;

  (2)
  (i) if a Member, or any other person appearing to be interested in shares held by that Member, has been given a notice under Section 212 of the Act and has failed in relation to any shares (the "default shares") to give the Company the information thereby required within 14 days from the date of service of the notice, the following sanctions shall apply, unless the Directors otherwise determine:

  (a)
  the Member shall not be entitled in respect of the default shares to be present or to vote (either in person or by representative or proxy) at any General Meeting or at any separate meeting of the holders of any class of shares or on any poll; and

  (b)
  where the default shares represent at least 0.25 per cent. of their class:

  (1)
  any dividend in respect of the default shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and any shares issued in lieu of dividend shall be withheld by the Company; and

  (2)
  no transfer, other than an excepted transfer, of any default shares held by the Member shall be registered unless:

  (aa)
  the Member is not himself in default as regards supplying the information required; and

  (bb)
  the Member proves to the satisfaction of the Directors that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

  (ii)
  For the purpose of enforcing the sanction of sub-article (A)(2)(i)(b)(2), the Board may give notice to the Member requiring the Member to change default shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the Member may not change any default shares held in certificated form to uncertificated form. If the Member does not comply with the notice, the Board may authorise a person to change default shares held in uncertificated form to certificated form in the name and on behalf of the Member.

  (iii)
  Where the sanctions under paragraph (i) above apply in relation to any shares, they shall cease to have effect seven days after the earlier of:

  (a)
  receipt by the Company of notice that such shares have been sold to a third party by means of an excepted transfer; or

  (b)
  due compliance, to the satisfaction of the Company, with the notice mentioned in that paragraph.

  (iv)
  Where, on the basis of information obtained from a Member in respect of any share held by him, the Company gives a notice under Section 212 of the Act to any other person, it shall at the same time send a copy of the notice to the Member, but the accidental omission to do so, or the non-receipt by the Member of the copy, shall not invalidate or otherwise affect the application of paragraph (i) above.

  (v)
  For the purpose of this Sub-Article (A) (2):

  (a)
  a person, other than the Member holding a share, shall be treated as appearing to be interested in that share if the Member has informed the Company that the person is, or may be, so interested, or if the Company (after taking account of any information obtained from the Member or, pursuant to a notice under Section 212 of the Act, from anyone else) knows or has a reasonable cause to believe that the person is, or may be, so interested;

  (b)
  "interested" shall be construed as it is for the purpose of Section 212 of the Act;

  (c)
  reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes (1) reference to his having failed or refused to give all or any part of it and (2) reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

  (d)
  an "excepted transfer" means, in relation to any shares held by a Member:

  (1)
  a transfer pursuant to acceptance of a takeover offer for the Company (within the meaning of section 428(1) of the Act); or

  (2)
  a transfer in consequence of a sale made through a recognised investment exchange (as defined in the Financial Services Act 1986) or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded; or

  (3)
  a transfer which is shown to the satisfaction of the directors to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the Member and with any other person appearing to be interested in the shares (an "unconnected purchaser").

  (e)
  references to "shares" are references to shares comprised in the Company's relevant share capital.

        (B)    For the purpose of this Article a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification under the said Section 212 which fails to establish the identities of those interested in the shares and if (after taking into account the said notification and any other relevant Section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

        (C)    The Company may at any time withdraw a disenfranchisement notice by serving on the holder of the shares to which the disenfranchisement notice relates a notice in writing to that effect and a disenfranchisement notice shall be deemed to have been withdrawn when the notice under the said Section 212 has been complied with in respect of all the shares to which the disenfranchisement notice relates.

Voting personally or by proxy

78.    (A)    On a poll votes may be given personally or by proxy and a Member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

        (B)    Subject as provided in paragraph (C) of this Article, the instrument appointing a proxy shall be in writing in the usual form, or such other form as shall be approved by the Directors, under the hand of the appointor or his duly constituted attorney; or if such appointor is a corporation, under its Common Seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

        (C)    The Board may, in its absolute discretion, accept an instrument of proxy which is sent electronically or by some other data transmission process, subject to any requirements as to execution, authenticity or any other matter that the Board may from time to time impose. The date stated in it as the date thereof shall be deemed to be the date of its execution. An instrument of proxy sent electronically or by some other data transmission process shall be treated as delivered at the time of receipt at the Office (or at such other place in the United Kingdom as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document). All references in these Articles to delivery of proxies shall include proxies sent electronically or by some other data transmission process.

        (D)    An instrument of proxy (including any instrument of proxy sent electronically or by some other data transmission process) shall (subject to any contrary direction contained in the same) confer on the holder authority on behalf of the donor to vote upon any resolution whether substantive or procedural as the holder shall consider to be in the interests of the donor.

As to deposit of proxy

79.    The instrument appointing a proxy, together with the power of attorney (if any) under which it is signed, or a notarially certified copy thereof, or an instrument of proxy sent electronically or by some other data transmission process, shall be deposited and/or received at the Office or at such other place within the United Kingdom as is specified for that purpose in any instrument of proxy sent by the Company in relation to the meeting, not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote and in default such instrument shall not be treated as valid.

As to validity of proxy

80.    An instrument appointing a proxy (including an instrument of proxy sent electronically or by some other data transmission process) shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting to which it relates. No instrument of proxy shall be valid after the expiry of twelve months from the date of its execution.

When votes by proxy valid though authority revoked

81.    A vote given or poll demanded in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of the instrument of proxy or the authority under which it was executed or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, or incapacity, revocation or transfer shall have been received at the Office or such other place as is specified for depositing the instrument of proxy before the time for holding the meeting or adjourned meeting or the holding of a poll subsequently thereto at which such vote is given.

VARIATION OF RIGHTS

Consent to Variation

82.    (A)    If, and so long as at any time the capital is divided into different classes of shares all or any of the rights or privileges attached to any class may be varied or abrogated (a) in such manner (if any) as may be provided by such rights, or (b) in the absence of any such provision either with the consent in writing of the holders of at least three-fourths of the nominal amount of the issued shares of that class or with the sanction of an Extraordinary Resolution passed at a separate meeting of the holders of the issued shares of that class, but not otherwise.

        (B)    If, and for so long as any class of shares has any preferential right to dividend or return of capital, the conferring on other shares of rights to either dividend or return of capital ranking in point of priority either before or pari passu with that class shall, unless otherwise expressly provided by the terms on which shares of that class are held, not be deemed a variation or abrogation of the rights attached to that class of shares. The creation or issue of shares ranking pari passu with or subsequent to the shares of any class shall not (unless otherwise expressly provided by these Articles or the rights attached to such last mentioned shares as a class) be deemed to be a variation or abrogation of the rights of such shares.

Proceedings at meetings of classes of Members

83.    Any meeting for the purpose of the last preceding Article shall be convened and conducted in all respects as nearly as possible in the same way as an Extraordinary General Meeting of the Company, provided that no Member, not being a Director, shall be entitled to notice thereof or to attend thereat unless he be a holder of shares of the class the rights or privileges attached to which are intended to be varied or abrogated by the resolution, and that no vote shall be given except in respect of a share of that class, and that the quorum at any such meeting shall be two persons at least present holding or representing by proxy at least one-third* in nominal value of the issued shares of the class, and at an adjourned meeting one person holding shares of the class in question or his proxy and that a poll may be demanded in writing by any Member present in person or by proxy and entitled to vote at the meeting.

*
See Article 3(I)(2)

PART IV.—DIRECTORS AND OTHER OFFICERS

DIRECTORS

Number of Directors

84.    Unless and until otherwise determined by the Company in General Meeting pursuant to Article 116 the number of Directors shall not be more than twelve nor less than two. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors be less than the prescribed minimum the remaining Director or Directors shall forthwith appoint an additional Director or additional Directors to make up such minimum or shall convene a General Meeting of the Company for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any two Members may summon a General Meeting for the purpose of appointing Directors. Any additional Director so appointed shall (subject to the provisions of these Articles) hold office only until the dissolution of the Annual General Meeting of the Company next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the retirement by rotation of Directors at such meeting.

Remuneration of Directors

85.    The Non-Executive Directors shall be paid out of the funds of the Company by way of fees for their services an aggregate sum not exceeding £500,000 per annum or such larger amounts as the Company may by ordinary resolution decide. The Directors shall also receive by way of additional fees such further sums (if any) as the Company in General Meeting may from time to time determine. Such fees and additional fees shall be divided among the Directors in such proportion and manner as they may determine and in default of determination equally. The provisions of this Article shall not apply to the remuneration of any Managing Director or Executive Director appointed pursuant to the provisions of Article 91 hereof which shall be determined pursuant to the provisions of Article 93 hereof.

Travelling and hotel expenses and Special Remuneration

86.    The Directors shall be entitled to be repaid all reasonable travelling, hotel and other expenses incurred by them respectively in or about the performance of their duties as Directors including any expenses incurred in attending Meetings of the Board or of Committees of the Board or General Meetings and if in the opinion of the Directors it is desirable that any of their number should make any special journeys or perform any special services on behalf of the Company or its business, such Director or Directors may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses therefor as the Directors may from time to time determine.

Qualification. Directors entitled to attend at General Meetings and Separate Meetings

87.    A Director shall not require a share qualification. A Director shall be entitled to receive notice of and attend and speak at all General Meetings of the Company and at all Separate Meetings of the holders of any class of shares in the capital of the Company.

Directors to have power to fill casual vacancies

88.    Without prejudice to the power of the Company pursuant to these Articles the Directors shall have power at any time to appoint any person either to fill a casual vacancy or as an addition to the Board, but so that the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Subject to the provisions of these Articles, any Director so appointed shall hold office only until the dissolution of the Annual General Meeting of the Company next following such appointment unless he is re-elected during such meeting, and he shall not retire by rotation at such meeting or be taken into account in determining the retirement by rotation of Directors at such meeting.

ALTERNATE DIRECTORS

Appointment and Revocation

89.    Any Director may by written notice appoint (i) any other Director, or (ii) any other person who is approved by the Board of Directors as hereinafter provided to be his alternate; and every such alternate shall (subject to his giving to the Company an address within the United Kingdom at which notices may be served on him) be entitled to receive notices of all meetings of the Directors and, in the absence of the Director appointing him, to attend and vote at meetings of the Directors, and to exercise all the powers, rights, duties and authorities of the Director appointing him; Provided always that no appointment of a person other than a Director shall be operative unless and until the approval of the Board shall have been given. A Director may at any time in writing revoke the appointment of an alternate appointed by him, and subject to such approval as aforesaid where requisite appoint another person in his place, and if a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine, provided always that if any Director retires but is re-elected at the meeting at which such retirement took effect, any appointment made by him pursuant to this Article which was in force immediately prior to his retirement shall continue to operate after his re-election as if he had not so retired. The appointment of an alternate Director shall cease and determine on the happening of any event which, if he was a Director, would render him legally disqualified from acting as a Director or if he has a receiving order made against him or if he compounds with his creditors generally or if he becomes of unsound mind. An alternate Director need not hold a share qualification and shall not be counted in reckoning the maximum number of Directors allowed by the Articles of Association for the time being. A Director acting as alternate shall have an additional vote at meetings of Directors for each Director for whom he acts as alternate but he shall count as only one for the purpose of determining whether a quorum be present. In this article references to written notice include the use of electronic communications subject to any terms and conditions decided on by the Directors.

Alternate to be responsible for his own acts, etc.

Remuneration of Alternate

90.    Every person acting as an alternate Director shall be an officer of the Company, and shall alone be responsible to the Company for his own acts and defaults, and he shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions to the same extent as if he was a Director. The remuneration of any such alternate Director shall be payable out of the remuneration payable to the Director appointing him, and shall consist of such portion of the last-mentioned remuneration as shall be agreed between the alternate and the Director appointing him. Save as so agreed, an alternate Director shall not be entitled to any remuneration from the Company for acting in that capacity.

MANAGING AND EXECUTIVE DIRECTORS

Appointment

91.    The Directors may from time to time appoint such number of their body to be Managing Director or Joint Managing Directors of the Company or to hold such other Executive Office or Offices in relation to the management of the business of the Company as they may decide either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office or offices, and may, from time to time (subject to the provisions of any service contract between any such person and the Company and without prejudice to any claim for damages any such person may have for breach of any such service contract), remove or dismiss any of them from such office or offices and appoint another or others in place or of any such person so dismissed.

Retirement by rotation and removal of Managing Director and Executive Directors

92.    A Managing Director or Joint Managing Directors and any such Executive Director or Directors, notwithstanding that he or she holds such office, shall be subject to retirement by rotation and shall (subject to the provisions of Article 109(A) hereof and without prejudice to any claim for damages any such person may have for breach of any service contract between him and the Company) be subject to the same provisions as to removal and as to vacation of office as the other Directors of the Company, and if ceasing to hold the office of Director for any cause shall ipso facto immediately (but without prejudice as aforesaid) cease to hold such office.

Remuneration

93.    The salary or remuneration of any Managing Director or Joint Managing Director or Executive Director or Directors of the Company shall, subject as provided in any contract, be such as the Directors may from time to time determine, and may either be a fixed sum of money, or may altogether or in part be governed by the business done or profits made, or may include the making of provisions for the payment to any such person, his widow or other dependants, of a pension on retirement from the office or employment to which such person is appointed and for the participation in pension and life assurance benefits, or may be upon such other terms as the Directors determine.

Powers

94.    The Directors may from time to time entrust to and confer upon any Managing Director or Joint Managing Director or Executive Director or Directors for the time being such of the powers exercisable under these Articles by the Directors, other than power to make calls or forfeit shares, as they may think fit, and may confer such powers for such time, and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions as they may think expedient; and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

POWERS AND DUTIES OF DIRECTORS

Directors to have entire superintendence and control of business of Company

95.    (A)    The business of the Company shall be managed by the Directors who in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them may exercise all such powers, and do all such acts and things as may be exercised or done by the Company, and as are not by the Act or by these Articles required to be exercised or done by the Company in General Meeting and in particular the Directors may exercise all the powers of the Company to purchase and maintain for any Director or other Officer (including former Directors and other Officers) or any other person insurance against any liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against.

        (B)    Any branch or kind of business which the Company is either expressly or implied authorised to undertake may be undertaken by the Directors at such time or times as they think fit and may be allowed to be held in abeyance, whether or not such branch or kind of business has been actually commenced, so long as the Directors deem it expedient not to commence or proceed with the same.

        (C)    The provisions contained in these Articles as to any specific power of the Directors shall not be deemed to abridge the general powers hereby given.

Power to award Pensions

96.    (A)    The Directors may exercise all the powers of the Company to give or award pensions, annuities, gratuities and superannuation or other allowances or other benefits to any persons who are or have at any time been Directors of or employed by or in the service of the Company or of any company which is a subsidiary company of or allied or associated with or acquired by the Company or any such subsidiary and to the wives, widows, children and other relatives and dependants and personal representatives of any such persons and may establish, maintain, support, subscribe to and contribute to all kinds of Schemes, Trusts and Funds for the benefit of such persons as are hereinbefore referred to or any of them or any class of them, and so that any such person (or his personal representatives) shall be entitled to receive and retain for his own benefit any such pension, annuity, gratuity, allowance or death disability or other benefit (whether under any such fund or scheme or otherwise).

        (B)    The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts which they consider to be for the benefit of any such persons as specified in paragraph (A) of this Article or otherwise to advance the interests and well being of the Company or of any such other company as mentioned in paragraph (A), or its Members.

        (C)    The Directors may procure payments for or towards the insurance of any such persons as specified in paragraph (A).

        (D)    The Director may procure subscriptions or guarantees of money for charitable or benevolent or political objects of any exhibition or for any public, general or useful object.

        (E)    The Directors may procure any of the matters mentioned in this Article to be done by the Company either alone or in conjunction with any other company

Directors' interests

97.    (A)    A Director may hold any other office or place of profit under the Company except that of Auditor in conjunction with the office of Director and may act by himself or through his firm in a professional capacity to the Company, and in any such case on such terms as to remuneration and otherwise as the Directors may arrange. Any such remuneration shall be in addition to any remuneration provided for by any other Article. No Director shall be disqualified by his office from entering into any contract, arrangement, transaction or proposal with the Company either in regard to such other office or place of profit or as vendor, purchaser or otherwise. No contract, arrangement, transaction or proposal entered into by or on behalf of the Company in which any Director or person connected with him is in any way interested, whether directly or indirectly, shall be avoided, nor shall any Director who enters into any such contract, arrangement, transaction or proposal or who is so interested be liable to account to the Company for any profit realised by any such contract, arrangement, transaction or proposal by reason of such Director holding that office or of the fiduciary relation thereby established provided that the nature of his interest shall be disclosed by him in accordance with the provisions of the Act.

        (B)    Save as herein provided, a Director shall not vote in respect of any contract, arrangement, transaction or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company. A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

        (C)    A Director shall (in the absence of some other material interest than is indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:-

  (1)
  the giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the Company or any of its subsidiaries;

  (2)
  the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

  (3)
  any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

  (4)
  any contract, arrangement, transaction or other proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such company (or of a third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

  (5)
  any contract, arrangement, transaction or other proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which either relates to both employees and Directors of the Company or has been approved by or is subject to and conditional upon approval by the Board of Inland Revenue for taxation purposes and does not accord to any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates;

  (6)
  any contract, arrangement, transaction or proposal concerning the adoption, modification or operation of any scheme for enabling employees including full time Executive Directors of the Company and/or any subsidiary to acquire shares of the Company or any arrangement for the benefit of employees of the Company or any of its subsidiaries under which the Director benefits in a similar manner to employees; and

  (7)
  any contract, arrangement, transaction or other proposal concerning the purchase or maintenance of any insurance policy under which he may benefit.

        (D)    A Director shall not vote or be counted in the quorum on any resolution concerning his own appointment as the holder of any office or place of profit with the Company or any company in which the Company is interested including fixing or varying the terms of his appointment or the termination thereof.

        (E)    Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned (if not debarred from voting under paragraph (C)(4) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

        (F)    If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the Chairman of the meeting and his ruling in relation to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fully disclosed.

        (G)    The Company may by Ordinary Resolution suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.

        (H)    For the purpose of this Article an interest of a person who is for the purpose of the Act connected with a Director shall be treated as an interest of the Director and in relation to an alternate an interest of his appointor shall be treated as an interest of the alternate.

Exercise of voting powers

98.    The Directors may exercise the voting power conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing the Company or themselves or any of them directors or other officers or servants of such company or voting or providing for the payment of remuneration to such officers or servants).

Directors may join Boards of other companies

99.    A Director of the Company may continue or become a Director or other officer, servant or Member of any other company whether or not it is promoted by the Company or the Company has an interest in it as a vendor, shareholder, or otherwise, and no such Director shall be accountable for any remuneration or other benefits derived as director or other officer, servant or Member of such company.

Overseas Branch Register

100.    The Directors may exercise the powers conferred upon the Company by Section 362 of the Act with regard to the keeping of an Overseas Branch Register and the Directors may (subject to the provisions of that Section) make and vary such regulations as they may think fit respecting the keeping of any such register.

Information re "close companies"

101.    The Directors may at any time require any corporate Member to furnish any information, supported (if the Directors so require) by a statutory declaration, which they may consider necessary for the purpose of determining whether or not such Member is one to which Sections 423 to 430 and Schedule 19 to the Income and Corporation Taxes Act 1988 (or any statutory modification or re-enactment thereof for the time being in force) apply.

PRESIDENT

102.    The Directors may from time to time appoint a President of the Company (who need not be a Director of the Company) and may determine his duties and remuneration and the period for which he is to hold office.

LOCAL MANAGEMENT

103.    (A)    The Directors may from time to time provide for the management and transaction of the affairs of the Company in any specified locality, whether at home or abroad, in such manner as they think fit, and the provisions contained in the three next following sub-paragraphs of this paragraph (A) shall be without prejudice to the general powers conferred by this Article:-

  (1)
  The Directors from time to time, and at any time, may establish any Local Board or agencies for managing any of the affairs of the Company in any such specified locality (either in the United Kingdom or elsewhere), and may appoint any persons to be Members of such Local Board, or any managers or agents, and may fix their remuneration. And the Directors from time to time, and at any time, may delegate to any person so appointed any of the powers, authorities, and discretions for the time being vested in the Directors, other than the power of making Calls, and may authorise the Members for the time being of any such Local Board, or any of them, to fill up the vacancies therein, and to act notwithstanding vacancies; and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation.

  (2)
  The Directors may at any time and from time to time by power of attorney under the seal of the Company, appoint any person or persons to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these presents), and for such period and subject to such conditions as the Directors may from time to time think fit; and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney or attorneys as the Directors may think fit.

  (3)
  Any such delegates or attorneys as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

  (B)
  (1)    The Directors may from time to time appoint any one or more persons to the office of Divisional Director of the Company either for a fixed or indefinite term and may, from time to time, without prejudice to the terms of any service or other agreement entered into in any particular case, remove or dismiss him from office and appoint another in his place. If for any reason a Divisional Director ceases to be an employee of the Company he shall, without prejudice as aforesaid, ipso facto immediately cease to be a Divisional Director.

  (2)
  The remuneration, powers and duties of a Divisional Director shall be decided by the Board.

  (3)
  No Divisional Director shall be or be deemed to be a Director within the meaning of Section 741(1) of the Act or of these Articles and no Divisional Director shall be entitled to receive notice of or to attend meetings of the Directors or of any Committee (unless appointed to that committee by the Directors). If he shall attend any such meeting a Divisional Director as such shall have no vote.

BORROWING POWERS

Power to raise money

104.    (A)    Subject as hereinafter provided and to the provisions of the Statutes, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of its undertaking, property and assets (present or future) and uncalled capital, or any part thereof, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

        (B)    The Directors shall restrict the borrowings of the Company so that the aggregate amount at any one time owing, subject as hereinafter provided, by the Company and all its subsidiaries ("the Group"), in respect of moneys borrowed exclusive of moneys borrowed by the Company or any of its subsidiaries from any other of such companies and after deducting Cash Deposited, shall not at any time, without the previous sanction of an Ordinary Resolution of the Company in General Meeting exceed a sum equal to two and a half times the aggregate of Adjusted Capital and Reserves.

        (C)    In this Article the following expressions shall have the following meanings:-

"Cash Deposited"	means an amount equal to the aggregate for the time being outstanding of all cash deposits with Banks (not being the Company or any subsidiary of the Company), certificates of deposit and securities of governments and companies and similar instruments owned by the Company and/or any subsidiary of the Company but excluding a proportion of the total amount for the time being outstanding of cash deposits and certificates of deposit and securities of governments or companies and similar instruments owned by any partly owned subsidiary, such proportion being that which the issued ordinary share capital of such partly owned subsidiary which is not for the time being beneficially owned directly or indirectly by the Company bears to the whole of its issued ordinary share capital.
"Adjusted Capital and Reserves"	means a sum equal to the aggregate of:-
	(i)	the amounts paid up or credited as paid up on the issued share capital of the Company; and
(ii)
the amount standing to the credit of the reserves of the Group whether distributable or undistributable and including any share premium account, capital redemption reserve, property revaluation reserve and unappropriated balance of grants including investment grants, after adding thereto or deducting therefrom any balance standing to the credit or debit, of the profit and loss account of the Group all as shown in a consolidation of the then latest published Balance Sheet of the Group (and for the purposes of this Article a reference to the published Balance Sheet of the Group shall mean the published consolidated balance sheet of the Group, whether contained in an Annual Report and Accounts, an Interim Report or a Circular, which has been last sent by post to the shareholders of the Company Provided that if when any such consolidated balance sheet of the Group is so despatched it reveals that the limit hereinbefore contained is exceeded, an amount borrowed equal to the excess may be disregarded until the expiration of 90 days after the date on which such publication takes place, but after:-

  (i)
  making such adjustments as may be appropriate in respect of any variation in the issued and paid up share capital, the share premium account and the capital redemption reserve fund of the Company since the date of its latest published balance sheet ("the relevant balance sheet") and so that for this purpose if any issue or proposed issue of shares by a member of the Group for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including the premium) of the subscription monies payable in respect thereof (not being monies payable later than 6 months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, the date on which it became unconditional);

  (ii)
  excluding any sum set aside for taxation other than deferred taxation;

  (iii)
  making such adjustments as may be appropriate in respect of any variation in the interests of the Company and its subsidiaries since the date of the relevant balance sheet;

  (iv)
  making all such adjustments, if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any company is to become or cease to be a subsidiary, as would be appropriate if such transaction had been carried into effect;

  (v)
  excluding minority interests in subsidiaries;

  (vi)
  deducting sums equivalent to the book values of goodwill and any other intangible assets shown in the consolidation of the relevant balance sheet of the Group (as adjusted pursuant to the foregoing provisions of this paragraph) provided that there should be added back in accordance with generally accepted accounting practices of the United States of America sums equivalent to the unamortised balance of goodwill arising on acquisitions of companies and businesses remaining within the Group which, as at the date of the relevant calculation, have been written off against share capital and reserves in accordance with United Kingdom accounting practices;

  (vii)
  making such adjustments as may be appropriate in respect of any distribution declared, recommended or made by any member of the Group (otherwise than attributable to another member of the Group) out of profits earned up to and including the date of the relevant balance sheet of the Group to the extent that such distribution is not provided for in such balance sheet; and

  (viii)
  including the principal amount of any preference share capital of any subsidiary owned otherwise than by any of the Company and its subsidiaries.

        The determination of the Auditors as to the amount of Adjusted Capital and Reserves and as to the aggregate amount of monies borrowed falling to be taken into account for the purposes of or in compliance with the foregoing shall be conclusive and binding on all concerned and for the purposes of their computation the Auditors may at their discretion make such further or other adjustments (if any) as they think fit.

        Nevertheless for the purposes of this Article the Board may at any time act in reliance on a bona fide estimate of the amount of the Adjusted Capital and Reserves and if as a consequence the limit hereinbefore contained is inadvertently exceeded an amount borrowed equal to the excess may be disregarded until the expiration of 180 days after the date on which by reason of a determination of the Auditors or otherwise the Board became aware that such a situation has or may have arisen.

        Any reference in this Article to debenture or monies borrowed or the nominal or principal amount thereof shall be read subject to the provisions of paragraphs (D) to (L) of this Article.

        (D)    For the purpose of the foregoing limit where the amount raised by the Company or any of its subsidiaries by the issue of any debentures, debenture stocks, loan stocks, bonds, notes or other indebtedness is less than the nominal or principal amount thereof (including for these purposes any fixed or minimum premium payable on final redemption or repayment but disregarding the expenses of any such issue) the amount to be treated as monies borrowed for the purpose of this Article shall, so long as the nominal or principal amount of such monies borrowed is not presently due and payable, be the nominal or principal amount thereof (together with any fixed or minimum premium payable on final redemption or repayment) but after deducting therefrom the unexpired portion of any discount applied to such amount in the relevant balance sheet.

        (E)    There shall be deemed, subject as hereinafter provided, to have been borrowed and to be outstanding as monies borrowed (together with any fixed or minimum premium payable on final redemption or repayment) by the relevant member of the Group (but only to the extent that the same would not otherwise fall to be taken into account):-

  (i)
  the nominal or principal amount of any share capital, debentures or monies borrowed from any person or body whether corporate or unincorporated, the beneficial interest wherein or the right to payment or repayment whereof is not for the time being owned by any member of the Group, or the repayment whereof is guaranteed or secured by, or is the subject of an indemnity given or assumed by any member of the Group;

  (ii)
  the principal amount raised by any member of the Group by acceptances or other discounted bills of exchange (not being acceptances or other discounted bills of exchange in relation to the purchase of goods in the ordinary course of trading) or under any acceptance credit opened on its behalf and in its favour by any bank or accepting house; and

  (iii)
  the principal amount for the time being owing in respect of any debentures of any member of the Group whether issued or incurred in whole or in part for cash or otherwise which are not for the time being beneficially owned within the Group.

        (F)    Monies borrowed by any member of the Group from bankers or others for the purpose of financing any contract up to an amount not exceeding that part of the price receivable under such contract which is guaranteed or insured by the Export Credit Guarantee Department or any other institution or organisation carrying on a similar business in any part of the world shall be deemed not to be monies borrowed.

        (G)    Monies borrowed (including share capital to which paragraph (C) (iv) applies) by a partly-owned subsidiary of the Group (after excluding any monies borrowed owing between members of the Group) shall be deemed to be reduced by an amount equal to the minority proportion (namely the proportion of the issued equity share capital of such partly-owned subsidiary which is not for the time being beneficially owned within the Group) of such monies borrowed (including such share capital as aforesaid). Monies borrowed by a member of the Group which would fall to be excluded as being monies borrowed owing between members of the Group shall nevertheless be included to the extent of an amount equal to such minority proportion of such monies borrowed.

        (H)    The amount of any monies borrowed which are for the time being deposited with any governmental authority in any part of the world in connection with import deposits or any similar governmental scheme shall be deducted from the amount of monies borrowed to the extent that the member of the Group making such deposit retains its interest therein.

        (I)    Monies borrowed equal to the amount of borrowings of a company which becomes a member of the Group after the date hereof and which are outstanding at the date when such company becomes such a member shall for the period of twelve months from the date of such event be deemed not to be monies borrowed for the purposes of the limit contained in this Article provided always that monies borrowed by the Group (including monies otherwise excluded pursuant to this sub-paragraph) shall not exceed an amount equal to four times the Adjusted Capital and Reserves.

        (J)    For the avoidance of doubt it is hereby expressly provided that for the purposes of the foregoing limit the following sums shall, without limitation, be deemed not to be monies borrowed of the Group:-

  (i)
  sums advanced or paid to any member of the Group (or its agents or nominees) by customers of any member of the Group as unexpended customer receipts or progress payments pursuant to any contract between such customer and a member of the Group in relation thereto; and

  (ii)
  sums which fall to be treated as monies borrowed by any member of the Group by reason only of any current statement of standard accounting practice or other accounting principle or practice.

        (K)    The amount of monies held by any member of the Group whether on deposit or current account or otherwise in connection with any scheme for the benefit of employees or their dependants shall be deducted from the amount of monies borrowed.

        (L)    For the purpose of determining whether the limit imposed by this Article has been exceeded on any particular day, those reserves of the Group denominated in and the principal amount of any borrowing expressed in or calculated by reference to a currency other than sterling shall be translated for the purpose of calculating the sterling equivalent at the rate of exchange prevailing on that day in London.

        (M)    For the purposes of this Article "monies borrowed" shall be deemed not to include borrowings for the purposes of repaying the whole or any part of borrowings by any of the Company and its subsidiaries for the time being outstanding and so to be applied within six months of being so borrowed pending their application for such purpose within such period.

        (N)    Notwithstanding the foregoing, no person dealing with the Company or any of its subsidiaries shall be concerned to see or enquire whether the limit imposed by the provisions of this Article is observed and no debt incurred or security given in excess of such limits shall be invalid or ineffectual unless the lender or the recipient of the security had, at the time when the debt was incurred or the security given, express actual notice that the said limit had been or would thereby be exceeded.

Mode of borrowing

105.    The Directors may exercise all the powers of the Company to borrow or raise money upon or by the issue or sale of any bonds, debentures, or securities, and upon such terms as to time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as they may think proper, including a right for the holders of bonds, debentures, or securities, to exchange the same for shares in the Company of any class authorised to be issued.

Security for payment of moneys borrowed or raised

106.    Subject as aforesaid the Directors may secure or provide for the payment of any moneys to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the Company, both present and future, and upon any capital remaining unpaid upon the shares of the Company whether called up or not, or by any other security, and the Directors may confer upon any mortgagees or persons in whom any debenture or security is vested, such rights and powers as they think necessary or expedient; and they may vest any property of the Company in trustees for the purpose of securing any moneys so borrowed or raised, and confer upon the trustees or any receiver to be appointed by them or by any debenture-holder such rights and powers as the Directors may think necessary or expedient in relation to the undertaking or property of the Company or the management or the realisation thereof or the making, receiving, or enforcing of Calls upon the Members in respect of unpaid capital, and otherwise, and may make and issue debentures to trustees for the purpose of further security, and any such trustees may be remunerated.

Security for payment of moneys

107.    The Directors may give security for the payment of any moneys payable by the Company in like manner as for the payment of moneys borrowed or raised, but in such case the amount shall for the purposes of the above limitation be reckoned as part of the money borrowed.

Register of Charges to be kept

108.    The Directors shall keep a Register of Charges in accordance with the Act and the fee to be paid by any person other than a creditor or Member of the Company for each inspection of the Register of Charges to be kept under the Act shall be the sum of 5p.

DISQUALIFICATION OF DIRECTORS

Office of Director to be vacated

109.    (A)    The office of a Director shall be vacated:-

  (1)
  If not being a Managing Director or Executive Director holding office as such for a fixed period he delivers to the Board or to the Secretary a notice in writing of his resignation of his office of Director;

  (2)
  If he is removed from office under Article 117 or ceases to hold office in accordance with Article 110"; and

  (3)
  If he ceases to be a Director by virtue of any provision of the Act or becomes prohibited by law from being a Director;

  (4)
  If he becomes bankrupt, or compounds with his creditors generally;

  (5)
  If an Order is made by any Court of competent jurisdiction on the ground of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his affairs; or

  (6)
  If not having leave of absence from the Directors he or his alternate (if any) fail to attend the meetings of the Directors for six successive months unless prevented by illness, unavoidable accident or other cause which may seem to the Directors to be sufficient and the Directors resolve that his office be vacated.

        (B)    A resolution of the Directors declaring a Director to have vacated office under the terms of this Article shall be conclusive as to the fact and grounds of vacation stated in the resolutions.

        (C)    In this article references to notice in writing include the use of electronic communications subject to any terms and conditions decided on by the directors.

RETIREMENT, ELECTION AND APPOINTMENT OF DIRECTORS

Rotation and retirement of Directors

110.    At every Annual General Meeting a minimum of one-third of the Directors shall retire from office, save that if their number is not three or any multiple of three then the minimum number required to retire shall be the number nearest to and less than one-third. If there are fewer than three Directors they shall all retire. A Director retiring at a meeting shall retain office until the dissolution of such meeting.

Which Director to retire

111.    The Directors to retire by rotation on each occasion shall be those of the Directors who held office at the time of the two preceding Annual General Meetings and who did not retire by rotation at either of them. If the number of Directors so retiring is less than the minimum number required by these Articles to retire by rotation, additional Directors up to that number shall also retire. The additional Directors to retire shall be those of the Directors who have been longest in office since their last appointment or reappointment; but, as between persons who became or were last reappointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at start of business on the date of the notice convening the Annual General Meeting and no Director shall be required to retire or be relieved from retiring by reason of any change in the number or identity of the Directors after that time on the date of the notice but before the close of the meeting. A retiring Director shall be eligible for re-election.

Meeting to fill up vacancies

112.    The Company at any General Meeting at which any Directors retire in manner aforesaid, may subject to any resolution reducing the number of Directors, fill the vacated offices by electing a like number of persons to be Directors and may also fill any other vacancies or may appoint any person as an additional Director.

Retiring Director to remain in office until successor appointed

113.    If at any General Meeting at which an election of Directors ought to take place the places of the retiring Directors are not filled up, then, subject to any resolution reducing the number of Directors, the retiring Directors, or such of them as have not had their places filled up, shall, if willing, continue in office until the dissolution of the Annual General Meeting in the next year, unless, as regards any particular Director, a resolution for his re-election shall have been put to the meeting and lost.

Appointment of Directors to be voted upon individually

114.    A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

Notice to propose new Directors

115.    No person except a retiring Director shall be eligible for election as a Director (unless recommended by the Directors for election) unless notice in writing shall be sent to the Secretary not more than twenty-eight days and not less than seven days before the day of the meeting at which the election is to take place, signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting stating the name and address of the person who offers himself or is proposed as a candidate, together with a notice in writing signed by such person of his willingness to be elected. In this article references to written notice include the use of electronic communications subject to any terms and conditions decided on by the Directors.

Power to General Meeting to increase or reduce the number of Directors

116.    The Company in General Meeting may from time to time by Ordinary Resolution increase or reduce the number of Directors and may also determine in what rotation such increased or reduced number is to retire from office.

Power to remove Director by Ordinary Resolution

117.    The Company may by Ordinary Resolution remove any Director before the expiration of his term of office.

Power to appoint Director in place of one removed

118.    Subject to Article 115 the Company may by Ordinary Resolution appoint another person in place of the Director removed pursuant to the provisions of the Act or by Ordinary Resolution pursuant to Article 117, and the person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held the same if he had not been removed, but this provision shall not prevent him from being eligible for re-election.

No Director to retire on account of age

119.    No person shall be or become incapable of being appointed a Director by reason of his having attained the age of seventy or any other age, nor shall any special notice be required in connection with the appointment or the approval of the appointment of such person and no Director shall vacate his office at any time by reason of the fact that he has attained the age of seventy or any other age.

PROCEEDINGS OF DIRECTORS AND COMMITTEES

Meetings of Directors

120.    The Directors may meet together for the dispatch of business adjourn and otherwise regulate their meetings as they think fit, and determine the quorum necessary for the transaction of business. Until otherwise determined two Directors present in person or by alternate shall constitute a quorum. Any Director may participate in a Board Meeting by means of a conference telephone or similar communications equipment whereby all persons participating can hear each other so participating and in such circumstances such participations shall be deemed to constitute presence in person at such Board Meeting. A person so participating should be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting should be deemed to take place where the largest group of those participating is assembled, or if there is no such group, where the Chairman of the Meeting then is. Questions arising at any meeting shall be determined by a majority of votes. In case of an equality of votes the Chairman shall have a second or casting vote. One Director may, and the Secretary shall at the request of a Director, at any time summon a meeting of the Directors. Notice in writing of a meeting of the Directors given to a Director at an address in the United Kingdom notified by him shall constitute notice to him of the meeting notwithstanding that he is not in the United Kingdom at the time such notice is given. In this article references to written notice include the use of electronic communications, subject to any terms and conditions decided on by the Directors.

Notice of Board Meetings

121.    Notice of Board Meetings shall be given to all Directors and shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the Company for this purpose. A Director may waive the requirement that notice be given to him of any Board Meeting. A Director absent or intending to be absent from the United Kingdom may request the Board that notices of Board Meetings shall during his absence be sent in writing to him at his last known address or any other address given by him to the Company for this purpose, whether or not out of the United Kingdom. In this article references to written notice include the use of electronic communications, subject to any terms and conditions decided on by the Directors.

Chairman of Board

122.    The Directors may elect a Chairman or Joint Chairman and one or more Deputy Chairmen of their meetings (which may also be an Executive Office in relation to the management or the business of the Company) and determine the period for which he is or they are to hold office, but if no such Chairman or Deputy Chairman is elected, or if at any meeting neither the Chairman nor a Deputy Chairman is present at the time appointed for holding the same, the Directors present shall choose some one of their number to be Chairman of such meeting.

Board may act if quorum present

123.    A duly convened meeting of the Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers, and discretions by or under these Articles for the time being vested in or exercisable by the Directors generally.

Resolution in writing

124.    A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or (in circumstances in which his alternate (if any) would be entitled to attend and vote at a meeting of the Directors) by his alternate shall be as effective for all purposes as a resolution of those Directors passed at a meeting duly convened and held, and may consist of several documents in the like form each signed by one or more of the Directors; Provided that such a resolution need not be signed by an alternate Director if it is signed by the Director who appointed him. In this article references to written notice include the use of electronic communications, subject to any terms and conditions decided on by the Directors.

Directors may appoint Committees

125.    The Directors may delegate any of their powers to Committees consisting of such member or members of their body as they think fit but always including or consisting of at least one Director.

Committees subject to control of Directors

126.    All Committees shall in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which may be prescribed by the Directors, and subject thereto may regulate their proceedings in the same manner as the Directors may do.

Minutes of Proceedings

127.    The Directors shall cause minutes to be made of the following matters, namely:-

        (A)    of all appointments of officers, and Committees made by the Directors, and of their salary or remuneration;

        (B)    of the names of Directors present at every meeting of the Board or of Committees of Directors, and all business transacted at such meetings; and

        (C)    of all orders, resolutions and proceedings of all meetings of the Company of the holders of any class of shares in the Company and of the Directors and Committees of Directors.

        Any such minute as aforesaid, if purporting to be signed by the Chairman or Secretary of the meeting at which the proceedings were held, or by the Chairman or Secretary of the next succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes without any further proof.

Defective appointment of Directors not to invalidate their acts

128.    All acts done by a meeting of the Directors, or of a Committee, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid, or that they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office be as valid as if every such person had been duly appointed, and were duly qualified and had continued to be a Director.

SECRETARY

Secretary

129.    (A)    The Directors shall appoint a Secretary or Joint Secretaries and shall have power to appoint one or more persons to be an Assistant or Deputy Secretary. The Directors may from time to time remove any persons and appoint another or others in his place.

        (B)    Any person so appointed shall conform to such regulations as the Directors may from time to time resolve upon. Nevertheless persons having dealings with the Company shall be entitled to assume that each Joint Secretary is entitled by himself to do anything required or authorised to be done by the Secretary.

        (C)    A provision of the Act or of these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

PART V.—RESERVES, DIVIDENDS AND MISCELLANEOUS RESERVES

Reserves out of Profits

130.    The Directors may before recommending any dividends whether preferential or otherwise carry to reserve out of the profits of the Company such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose for which the Company's profits may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors think fit. The Directors may divide the reserve into such special funds as they think fit, and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they think fit. Any sum which the Directors may carry to reserve out of the unrealised profits of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also without placing the same to reserve carry forward any profits which they may think it not prudent to distribute.

DIVIDENDS AND OTHER PAYMENTS

Declarations of Dividends

131.    Subject as hereinafter provided the Company in General Meeting may declare a dividend to be paid to the Members according to their respective rights and interests in the profits, but no larger dividend shall be declared than is recommended by the Directors.

Dividends not to bear Interest

132.    No dividend or other moneys payable by the Company shall bear interest as against the Company.

Dividends: how payable

133.    Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, and except as otherwise provided by the terms of issue of any Share all dividends shall be declared and paid according to the amounts paid up on the shares in respect whereof the dividend is paid, but no amount paid up on a share in advance of Calls shall be treated for the purpose of this Article as paid up on the share. Subject as aforesaid all dividends shall be apportioned and paid proportionately to the amounts paid up on the shares on the record date appointed by the Board for the dividend: but if any share carries any particular rights as to dividends such share shall rank for dividend accordingly.

Dividends to joint holders

134.    In cases where several persons are registered as joint holders of any share any one of such persons may give an effectual receipt for all dividends and payments on account of dividends in respect of such share.

Interim dividends

135.    The Directors may from time to time declare and pay an interim dividend to the Members. The Directors may also declare and pay or declare and set aside for payment at intervals settled by them any dividend payable at a fixed rate on any shares.

Dividends payable

136.    No dividend or interim dividend shall be payable except in accordance with the provisions of the Act.

137(A)    Unclaimed dividends

        All dividends, interest or other sums payable unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve years from the date they became due for payment shall be forfeited and shall revert to the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee thereof.

(B)    Uncashed dividends

If, as a result of cheques or warrants for dividends or other monies payable in respect of a share sent by the Company to a Member being returned to the Company or left uncashed on two consecutive occasions, the Company is aware that such cheques or warrants have not been received by that Member, the Company shall not be obliged to send by post any dividends or other monies payable in respect of that share due to that Member until he notifies the Company in writing of another address to be entered as his registered address or confirms to the Company in writing that such cheques or warrants should continue to be sent to his existing registered address.

To whom dividends belong

138.    The Directors may retain any dividend payable to any person entitled to a share by reason of the death or bankruptcy of the holder until such person has provided such evidence of his right as the Directors may reasonably require.

Calls or debts may be deducted from dividends

139.    The Directors may deduct from any dividend or other moneys payable to any Member on or in respect of a share all such sums as may be due from him to the Company on account of Calls or otherwise in relation to shares of the Company.

Method of payment

140.    Unless and to the extent that the rights attaching to any Shares, the terms of issue thereof or these Articles provide otherwise the Company may pay any dividend interest or other sum payable in cash or by direct debit, bank transfer, cheque, dividend warrant, money order or if the Board decides by means of a relevant system in respect of uncertificated shares provided that the person entitled to payment has in writing authorised the payment to be made by means of that system. The Company may send a cheque, warrant or money order by post to the Members or persons entitled thereto, and in case of joint holders to the Member whose name stands first in the Register, or to such person and address as the holder or joint holders may direct or to such other place or places as the Directors may determine or think fit. The Company shall not be responsible for any loss of any cheque, warrant, or order or any amounts lost, or delayed if payments are made by direct debit, bank transfer or by means of a relevant system. Every such cheque, warrant, or order shall be made payable to the order of the person to whom it is sent, or to such person as the holder or joint holders may in writing direct, and the payment of the cheques, warrant or order shall be a good discharge to the Company subject to the provisions of these Articles and to the rights attaching to, or the terms of issue of, any shares, any dividend or other money payable in respect of a share may be paid by such other means as the Directors may determine and may be paid in such currency as the Directors may determine. Where a dividend is to be paid in a currency or currencies other than sterling, the Directors may in their discretion approve the entering into of arrangements with the persons entitled thereto to enable payment of the dividend to be made to such persons in such currency or currencies for value on the date on which the relevant dividend is paid, or such later date as the directors may determine.

Payment of dividends in specie

141.    Any General Meeting declaring a dividend may direct payment of such dividend wholly or in part by the distribution of specific assets and in particular of fully but not partly paid-up shares or debentures of any other company, and the Directors shall give effect to any such direction provided that no such distribution shall be made unless recommended by the Directors. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments may be made to any Members upon the footing of the value so fixed, in order to adjust the rights of all parties, and may vest any such assets in trustees upon trust for the persons entitled to the dividend as may seem expedient to the Director.

Scrip Dividends

142.    Subject to and without prejudice to the provisions of Articles 131, 135 and 136, the Directors may offer the holders of ordinary shares the right to elect to receive ordinary shares, credited as fully paid instead of cash in respect of all or part of such dividend or dividends as may be declared by the Company pursuant to Article 131 or, as the case may be, by the Directors pursuant to Article 135, subject to such exclusions or restrictions as the Directors may in their absolute discretion deem necessary or desirable in relation to compliance with legal or practical problems under the laws of or the requirements of any recognised regulatory body or any stock exchange in any territory.

        The following provisions shall apply:-

        (A) the Directors shall not exercise their powers under this Article in respect of a particular dividend unless the Company in General Meeting has authorised the exercise of those powers in respect of that dividend or in respect of dividends (including that dividend) to be declared or paid during or in respect of a specified period;

        (B)    the basis of allotment shall be determined by the Directors so that as nearly as may be considered convenient without involving any rounding up of fractions, the value (calculated by reference to the average quotation) of the new ordinary shares (including any fractional entitlement) to be allotted instead of any amount of dividend shall equal such amount. For such purpose the "average quotation" of an ordinary share shall be the average of the middle market quotations for a fully paid ordinary share of the Company as derived from the Daily Official List of The Stock Exchange on the business day on which the ordinary shares are first quoted "ex" the relevant dividend and the two subsequent business days;

        (C)    no shareholder may receive a fraction of share;

        (D)    the Directors may make such arrangements as they consider necessary or expedient in relation to any offer to be made pursuant to this Article including but not limited to the giving of notice to ordinary shareholders of the right of election offered to them, the provision of forms of election (whether in respect of a particular dividend or dividends generally) and determination of the procedure for making and revoking such elections and the place at which, and the latest time by which, forms of election and any other relevant documents must be lodged in order to be effective;

        (E)    the dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be declared or payable on ordinary shares in respect whereof the said election has been duly made ("the elected shares") and instead thereof additional ordinary shares shall be allotted to the holders of the elected shares on the basis of allotment determined as aforesaid. For such purpose, the Directors shall capitalise out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or any of the profits which could otherwise have been applied in paying dividends in cash as the Directors may determine, a sum equal to the aggregate nominal amount of the additional ordinary shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the elected shares on such basis. A resolution of the Directors capitalising any part of the reserve or profits hereinbefore mentioned shall have the same effect as if such capitalisation had been declared by ordinary resolution of the company in accordance with Article 143 and in relation to any such capitalisation the Directors may exercise all the powers conferred on them by that Article without need of such ordinary resolution;

        (F)    the additional ordinary shares so allotted shall be allotted as of the record date for the dividend in respect of which the right of election has been offered and shall rank pari passu in all respects with the fully paid ordinary shares then in issue except that the ordinary shares so allotted will not rank for any dividend or other distribution or other entitlement which has been declared, made, paid or payable by reference to such record date.

CAPITALISATION OF PROFITS

143.    Subject to the other provisions of these Articles and in accordance with the rights attaching to any class of share the Directors may with the authority of an Ordinary Resolution of the Company:-

        (A)    subject as hereinafter provided, resolve to capitalise any undivided profits of the Company (whether or not the same are available for distribution and including profits standing to any reserve) or, any sum standing to the credit of the Company's share premium account or capital redemption reserve funds;

        (B)    appropriate the profits or sum resolved to be capitalised to the Members in proportion to the nominal amount of Ordinary Shares (whether or not fully paid) held by them respectively, and apply such profits or sum on their behalf, either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by such Members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such profits or sum, and allot and distribute such shares or debentures credited as fully paid up, to and amongst such Members, or as they may direct, in the proportion aforesaid, or partly in one way and partly in the other; Provided that the share premium account and the capital redemption reserve fund and any such profits which are not available for distribution may, for the purposes of this Article, only be applied in the paying up of unissued shares to be issued to Members credited as fully paid; and Provided that in the case where any sum is applied in paying amounts for the time being unpaid on any shares of the Company or in paying up in full debentures of the Company the amount of the net assets of the Company at that time is not less than the aggregate of the called up share capital of the Company and its undistributable reserves and would not be reduced below that aggregate by the payment thereof as shown in the latest audited accounts of the Company or such other accounts as may be relevant;

        (C)    resolve that any shares allotted under this Article to any Member in respect of a holding by him of any partly paid Ordinary Shares shall, so long as such Ordinary Shares remain partly paid rank for dividends only to the extent that such partly paid Ordinary Shares rank for dividend;

        (D)    make such provisions by the issue of fractional certificates or by payment in cash or otherwise as the Directors think fit for the case of shares or debentures becoming distributable under this Article in fractions;

        (E)    authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any shares or debentures to which they may be entitled upon such capitalisation (any agreement made under such authority being thereupon effective and binding on all such Members); and

        (F)    generally do all acts and things required to give effect to such resolution as aforesaid.

RECORD DATES

144.    Subject to any special rights of any class of share, notwithstanding any other provision of these Articles the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before any date on which such dividend, distribution, allotment or issue is paid or made and on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared.

ACCOUNTS

Inspection of accounts and books and Register of Members

145.    The Directors shall from time to time determine whether and to what extent and at what time and places, and under what conditions or regulations the accounting records of the Company, or any of them, shall be open to the inspection of the Members, and no Member shall have any right of inspecting any accounting record or other document of the Company except as conferred by statute or a proper court order or authorised by the Directors or by the Company in General Meeting. The Register shall be open for inspection by any Member or other person entitled to inspect the same, and any person other than a Member inspecting the same shall pay a fee of 5p.

Copy to be sent to Members

146.    A printed copy of every profit and loss account and balance sheet, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in General Meeting, together with copies of the Directors' and of the Auditors' reports or, where permitted, a summary financial statement in the form and containing the information specified by the Act and any regulations made thereunder shall not less than twenty-one clear days before the date of the meeting be sent to every Member (whether he is or is not entitled to receive notices of General Meetings of the Company) and every holder of debentures of the Company (whether he is or is not so entitled) and the Auditors and all other persons, being persons so entitled, and the requisite number of copies of these documents shall at the same time be forwarded to the appropriate department of The International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (or any successor Stock Exchange thereto) ("The Stock Exchange"). This Article shall not require a copy of these documents to be sent to more than one of the joint holders of any shares or debentures. For the purposes of this article sending includes using electronic communications and publication on a web site in accordance with the relevant legislation.

SEALS

Provision for Seals

147.    The Directors shall provide a Common Seal for the Company and shall have power from time to time to destroy the same and to substitute a new seal in lieu thereof.

Official Seal

148.    The Directors may exercise the powers conferred on the Company by Section 40 of the Act with regard to having an Official Seal solely for sealing documents creating or evidencing securities of the Company. Any such documents to which such Official Seal is affixed need not be signed by any person except where the Trust Deed constituting any debenture stock or loan stock provides to the contrary.

Safe custody: How affixed

149.    The Directors shall provide for the safe custody of every seal of the Company. The Common Seal shall never be affixed to any document except by the authority of a resolution of the Directors which authority may be of a general nature and need not apply only to specific documents or transactions. Subject as in this Article provided two Directors or one Director and the Secretary or some other person authorised by a resolution of the Directors shall sign autographically every instrument to which the Common Seal shall be affixed and in favour of any purchaser or person bona fide dealing with the Company, such signatures shall be conclusive evidence of the fact that the Common Seal has been properly affixed.

Official Seal for use abroad

150.    The Company may exercise the powers conferred by Section 39 of the Act with regard to having an Official Seal for use abroad, and such powers shall be vested in the Directors.

BILLS, NOTES, CHEQUES AND RECEIPTS

Signature of negotiable instruments

151.    The Directors may draw, make, accept, or endorse, or authorise any other person or persons to draw, make, accept, or endorse any cheques, bills of exchange, promissory notes or other negotiable instruments, provided that every cheque, bill of exchange, promissory note or other negotiable instrument drawn, made or accepted shall be signed by such persons or person as the Directors may appoint from time to time for the purpose.

NOTICES

Service of notice on Members

152.    A notice may be served by the Company upon any Member, either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address, or at any other address in the United Kingdom which the Member shall have in writing given to the Company as his address for service, or by leaving it at any such address or, in respect of any bearer of a share warrant, in accordance with any of the rights attached to his shares for the time being or in accordance with any other arrangements approved by the Directors for the purpose. For the purposes of Articles 152 to 155 references to "member" or "members" shall include holder(s) of share warrants. Where appropriate the Company can also send any notice or other document by using electronic communications and by publication on a web site in accordance with the relevant legislation.

When registered address not in the United Kingdom

153.    Members whose registered address shall not be in the United Kingdom, and who shall not have given to the Company an address for service of notices in the United Kingdom, shall not be entitled to receive any notices whatsoever, but the Directors may, if they think proper, serve any notice upon such Member in manner above mentioned.

Evidence of service

154.    A notice or other document addressed to a Member at his registered address or address for service in the United Kingdom shall, if served by post be deemed to have been served at the latest within twenty-four hours if prepaid as first class and within forty-eight hours if prepaid as second class, after the same shall have been posted, and in proving such service it shall be sufficient to prove that the notice or document was properly addressed and duly posted.    If a notice or document is sent by the Company using electronic communications it is treated as being received on the day after it was sent. Proof that a notice contained in an electronic communication was sent in accordance with the guidance issued from time to time by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given. If at any time by reason of the suspension or any curtailment of or disruption to the postal services or relevant electronic mail system in the United Kingdom the Company is unable effectively to convene a General Meeting by notices sent through the post or electronically and the Board has resolved that it is necessary to do so in the interests of the Company, a General Meeting may (subject in the case of an Annual General Meeting to Section 240 of the Act) be convened:-

        (A)    by a notice advertised on the same date in at least two leading United Kingdom national daily newspapers and such notice shall be deemed to have been duly served on all Members entitled thereto at noon on the day when the advertisements appear or, if the same appear on different days, at noon on the last of the days when the advertisement appears. In any such case the Company shall send confirmatory copies of the notice by post or by electronic communications if at least five days prior to the meeting the posting of notices or electronic communications again become practicable; or

        (B)    by a notice delivered by courier to the registered address of all the Members entitled thereto and such notice shall be deemed to have been duly served on all Members entitled thereto on the day when the notice has been delivered to the registered address of the last such Member. In proving such service, it shall be sufficient to prove that the notice was properly delivered and no proof of receipt by any such Members is required.

Notice to joint holders

155.    All notices directed to be given to the Members shall with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named first in the Register in respect of such shares, and notice so given shall be sufficient notice to all the holders of such share. If the person first named in the Register has a registered address outside the United Kingdom and has not given the Company an address for service within the United Kingdom the joint holders shall not be entitled to any notice.

Notice in case of death or bankruptcy

156.    A notice may be given to the persons entitled to a share in consequence of the death or bankruptcy of a holder thereof by sending it through the post addressed to them by name, or by the title of representatives of the deceased or trustees of the bankrupt holder, or by any like designation at the address, if any, within the United Kingdom supplied for the purpose by the persons claiming to be entitled. Alternatively, a person claiming such an entitlement can give the Company an address for the purposes of electronic communications. If this is done, notices or documents may be sent to him at that address, but, this will be at the absolute discretion of the Directors. Otherwise, service of a notice at the registered address or the address for service in the United Kingdom of any person whose name remains registered as the holder or joint holder of any share, shall notwithstanding the death of such person and whether or not the Company has notice of his death be deemed to be sufficient notice to his executors or administrators, and to the survivor or survivors of the joint holders, and to all other persons entitled to such share.

UNTRACED SHAREHOLDERS

Untraced Shareholders

157.    (A)    The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a Member or any share or stock to which a person is entitled by transmission if and provided that:-

  (1)
  for a period of twelve years no cheque or warrant sent by the Company through the post in a pre-paid letter addressed to the Member or to the person entitled by transmission to the share or stock at his address on the Register or other the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission provided that in any such period of twelve years the Company has paid at least three dividends whether interim or final and no such dividend has been claimed; and

  (2)
  the Company has at the expiration of the said period of twelve years, by advertisement in both a national daily newspaper and in a newspaper circulating in the area in which the last known address of the member or the address at which service of notices may be effected in the manner authorised by these Articles is located, given notice of its intention to sell such share or stock; and

  (3)
  the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.

        (B)    To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered holder of or person entitled by the transmission to such share or stock. The Company shall account to the Member or other person entitled to such share or stock for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

158.    (A)    The Company may destroy:-

  (1)
  any share certificate which has been cancelled at any time after the expiry of one year from the date of such cancellation;

  (2)
  any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two years from the date such mandate variation cancellation or notification was recorded by the Company;

  (3)
  any instrument of transfer of shares which has been registered at any time after the expiry of six years from the date of registration; and

  (4)
  any other document on the basis of which any entry in the Register is made at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

        (B)    It shall conclusively be presumed in favour of the Company that every share certificate so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company Provided always that:-

  (1)
  the foregoing provisions of this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

  (2)
  nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and

  (3)
  references in this Article to the destruction of any document include references to its disposal in any manner.

DIVISION OF ASSETS IN SPECIE

159.    The Liquidator on any winding-up of the Company (whether voluntary or under supervision or compulsory) may with the authority of an Extraordinary Resolution, divide among the Members in kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind, or shall consist of properties of different kinds, and for such purpose may set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between Members or classes of Members but so that if any such division shall be otherwise than in accordance with the existing rights of the Members, every Member shall have the same right of dissent and other ancillary rights as if such resolution were a Special Resolution passed in accordance with Section 110 of the Insolvency Act 1986. Notwithstanding the foregoing, the Liquidator shall not (save with the unanimous consent of the members) divide amongst the Members any asset on which there is attached a liability or potential liability for the owner, but shall in the case of any such asset sell the same.

PROVISION FOR EMPLOYEES

160.    The Company may exercise the power conferred upon it by Section 719 (1) of the Act by Resolution of the Directors.

INDEMNITY

Indemnity

161.    Subject to the provisions of the Act, but without prejudice to any indemnity to which he may otherwise be entitled, every Director, Managing Director, Executive Director, Divisional Director, Agent, Auditor, Secretary and other officer for the time being of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

SHARES NOT SUBJECT TO SCHEME OF ARRANGEMENT

162.    (a)    In this article, references to the "Scheme" are to the Scheme of Arrangement between the Company and the holders of Carlton Ordinary Shareholder Scheme Shares (as defined in the Scheme) dated 8 December 2003 (with or subject to any modification, addition or condition approved or imposed by the Court) under section 425 of the Companies Act 1985 and terms defined in the Scheme shall have the same meanings in this Article.

        (b)    If the Company issues any Carlton Ordinary Shares (other than to ITV plc or any subsidiary of ITV plc (an "ITV Company")) on or after the date of the adoption of this Article and prior to 6.00 p.m. on the day before the date of the hearing to sanction the Scheme (the "Hearing Date") such Carlton Ordinary Shares shall be issued subject to the terms of the Scheme and the holder or holders of such Carlton Ordinary Shares shall be bound by the Scheme accordingly.

        (c)    If any Carlton Ordinary Shares are issued to any person (also a "new member") at or after 6.00 p.m. on the day before the Hearing Date they will, provided that the Scheme has become effective and that ITV plc is a member of the Company, be immediately transferred to ITV plc or its nominee(s) (unless such Carlton Ordinary Shares are issued to an ITV Company) in consideration of and conditional on the issue to the new member of such number of ITV Ordinary Shares and ITV Convertible Shares (together with cash in respect of fractional entitlements) as that member would have been entitled to had each Carlton Ordinary Share transferred to ITV plc hereunder been a Carlton Ordinary Shareholder Scheme Share at the Scheme Record Time, being ordinary shares and convertible shares in ITV plc which rank pari passu with all other ordinary shares or convertible shares in ITV plc, as the case may be, for the time being in issue including any dividends or distributions made, paid or declared thereon following the date on which the transfer of the shares in the Company is executed.

        (d)    The number of ordinary shares in ITV plc to be issued to the new member under this Article 162 (accompanied by cash in respect of fractional entitlements) may be adjusted by the directors in such manner as the Company's auditor may determine on any reorganisation of the share capital of the Company or of ITV plc.

        (e)    To give effect to any such transfer required by this Article 162, the Company may appoint any person to execute a form of transfer on behalf of the new member in favour of ITV plc and to agree for and on behalf of the new member to become a member of ITV plc. Pending the registration of ITV plc or its nominee(s) as the holder of any share to be transferred pursuant to this Article 162, ITV plc shall be empowered to appoint a person nominated by the directors to act as attorney on behalf of each holder of the share in accordance with such directions as ITV plc may give in relation to any dealings with or disposal of such share (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and the registered holder of such share shall exercise all rights attaching thereto in accordance with the directions of ITV plc but not otherwise.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Shares taken by each Subscriber

RODERICK EDWARD WALKER Articled Clerk with Biddle Thorne Welsford & Gait 22 Aldermanbury London EC2
J KETTLE Articled Clerk with Biddle Thorne Welsford & Gait 22 Aldermanbury London EC2

DATED this 5th day of January 1939

WITNESS to the above Signatures:-

W. O'NEILL
Managing Clerk to Biddle & Co.
22 Aldermanbury
London E.C.2.

Solicitors

CA033320100

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  Exhibit 1.0
ARTICLES OF ASSOCIATION OF CARLTON COMMUNICATIONS Plc
PART I.—PRELIMINARY
PART II.—SHARE CAPITAL
CERTIFICATES
CALLS ON SHARES
FORFEITURE AND LIEN
TRANSFER OF SHARES
TRANSMISSION OF SHARES
CONSOLIDATION AND SUB-DIVISION OF SHARES
CONVERSION OF SHARES INTO STOCK
INCREASE OR REDUCTION OF CAPITAL
PART III.—GENERAL MEETINGS
VOTING
VARIATION OF RIGHTS
PART IV.—DIRECTORS AND OTHER OFFICERS
DIRECTORS
ALTERNATE DIRECTORS
MANAGING AND EXECUTIVE DIRECTORS
POWERS AND DUTIES OF DIRECTORS
PRESIDENT
LOCAL MANAGEMENT
BORROWING POWERS
DISQUALIFICATION OF DIRECTORS
RETIREMENT, ELECTION AND APPOINTMENT OF DIRECTORS
PROCEEDINGS OF DIRECTORS AND COMMITTEES
SECRETARY
PART V.—RESERVES, DIVIDENDS AND MISCELLANEOUS RESERVES
DIVIDENDS AND OTHER PAYMENTS
CAPITALISATION OF PROFITS
RECORD DATES
ACCOUNTS
SEALS
BILLS, NOTES, CHEQUES AND RECEIPTS
NOTICES
UNTRACED SHAREHOLDERS
DESTRUCTION OF DOCUMENTS
DIVISION OF ASSETS IN SPECIE
PROVISION FOR EMPLOYEES
INDEMNITY
SHARES NOT SUBJECT TO SCHEME OF ARRANGEMENT